Exhibit a.11

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

STATEMENT ESTABLISHING AND FIXING THE

RIGHTS AND PREFERENCES OF SERIES B

MUNIFUND PREFERRED SHARES

(NEA SERIES B MFP)

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APPENDIX A: Supplement Initially Designating the Variable Rate Mode for the Series B MuniFund Preferred Shares

ii

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

STATEMENT ESTABLISHING AND FIXING THE

RIGHTS AND PREFERENCES OF SERIES B

MUNIFUND PREFERRED SHARES

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND, a Massachusetts business trust (the “Fund”), hereby certifies that:

FIRST: Pursuant to authority expressly vested in the Board of Trustees of the Fund by Article IV of the Fund’s Declaration of Trust, the Board of Trustees has, by resolution, authorized the issuance of preferred shares, $.01 par value per share, classified as MuniFund Preferred Shares with a liquidation preference of $100,000 per share in such one or more series as may be authorized and issued from time to time; and

SECOND: The preferences (including liquidation preference), voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, of the Series B MuniFund Preferred Shares designated below are as follows or as set forth in an amendment or supplement hereto.

DESIGNATION OF SERIES B MFP

Series B: A series of preferred shares, par value $.01 per share, liquidation preference $100,000 per share, is hereby authorized and designated “Series B MuniFund Preferred Shares,” also referred to herein as “Series B MFP” or “MFP Shares,” and references to “such series” with respect to the MFP Shares shall be interpreted as references to “shares of such series,” as the context may require. Each MFP Share shall be issued on a date determined by the Board of Trustees of the Fund or pursuant to their delegated authority; and have such other preferences, voting powers, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or as set forth in the Declaration, as set forth in this Statement (as defined below), as amended or supplemented. The Fund initially shall designate in Appendix A hereto the additional or different terms and conditions to apply to the MFP Shares for a period commencing on the effective date of this Statement and ending not later than the Term Redemption Date, referred to herein as the “Initial Mode.” In accordance with the terms and conditions set forth in Section 4 below and, as applicable, Appendix A or any other Supplement (as defined below) hereto as then in effect, the Fund, by means of a further Supplement, may establish a new Mode (as defined below) or, if applicable, extend any subsequent Mode to a date not later than the Term Redemption Date, and, if the Initial Mode or any subsequent Mode (in each case, as it may be extended) is designated to end on a date earlier than the Term Redemption Date (including through an optional or accelerated expiration), shall use its reasonable best efforts, to the extent that it can do so on a commercially reasonable basis, to extend such Mode or establish a new Mode to succeed such Mode then in effect for the MFP Shares. In the Supplement for any Mode or Mode extension, the Fund may designate different or additional terms and conditions for the MFP Shares, subject to Section 4(e) of this Statement and the applicable Supplement.

The number of MFP Shares which the Board of Trustees has initially authorized for issuance is 5,350. The Board of Trustees may, from time to time, authorize the issuance of additional MFP Shares in accordance with the terms hereof. The MFP Shares shall constitute a separate series of preferred shares of the Fund and each MFP Share shall be identical.

With respect to the 5,350 MFP Shares initially authorized for issuance, the initial issuance of each MFP Share shall be made in exchange for one VMTP Share (as defined below).

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DEFINITIONS

The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

(a) “Additional Amount Payment” has the meaning if and as set forth in the Supplement for the Mode then in effect.

(b) “Agent Member” means a Person with an account at the Securities Depository that holds one or more MFP Shares through the Securities Depository, directly or indirectly, for a Beneficial Owner and that will be authorized and instructed, directly or indirectly, by a Beneficial Owner to disclose information to the Remarketing Agent, if any, and the Tender and Paying Agent with respect to such Beneficial Owner.

(c) “Asset Coverage” means asset coverage, as defined in Section 18(h) of the 1940 Act as of the effective date of this Statement, of at least 200% or such higher percentage as required and specified in the Supplement for the Mode then in effect, but, in any event, not more than 250%, with respect to all outstanding senior securities of the Fund which are stock, including all Outstanding MFP Shares (or, in each case, if higher, such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock).

(d) “Beneficial Owner” means a Person to the extent it is at any time the beneficial owner of MFP Shares, in whose name MFP Shares are recorded as beneficial owner of such MFP Shares by the Securities Depository, an Agent Member or other securities intermediary on the records of such Securities Depository, Agent Member or securities intermediary, as the case may be, or such Person’s subrogee.

(e) “Board of Trustees” means the Board of Trustees of the Fund or any duly authorized committee thereof.

(f) “Business Day” means a day (a) other than a day on which commercial banks in The City of New York, New York are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Common Shares” means the common shares of beneficial interest, par value $.01 per share, of the Fund.

(i) “Custodian” means a bank, as defined in Section 2(a)(5) of the 1940 Act, that has the qualifications prescribed in paragraph 1 of Section 26(a) of the 1940 Act, or such other entity as shall be providing custodian services to the Fund as permitted by the 1940 Act or any rule, regulation, or order thereunder, and shall include, as appropriate, any similarly qualified sub-custodian duly appointed by the Fund.

(j) “Date of Original Issue,” with respect to any MFP Share, means the date on which the Fund initially issued such MFP Share.

(k) “Declaration” means the Declaration of Trust of the Fund, as it may be amended from time to time in accordance with the provisions thereof.

(l) “Deposit Securities” means, as of any date, any United States dollar-denominated security or other investment of a type described below that either (i) is a demand obligation payable to the holder thereof on any Business Day or (ii) has a maturity date, mandatory redemption date or mandatory payment date, on its face or at the option of the holder, preceding the relevant payment date in respect of which such security or other investment has been deposited or set aside as a Deposit Security:

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(1)	cash or any cash equivalent;

(2)	any U.S. Government Security;

(3)	any Municipal Security that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to Municipal Securities (long-term or short-term as to the applicable type of obligation) as of the date of this Statement (or such rating’s future equivalent), including (A) any such Municipal Security that has been pre-refunded by the issuer thereof with the proceeds of such refunding having been irrevocably deposited in trust or escrow for the repayment thereof and (B) any such fixed or variable rate Municipal Security that qualifies as an eligible security under Rule 2a-7 under the 1940 Act;

(4)	any investment in any money market fund registered under the 1940 Act that qualifies under Rule 2a-7 under the 1940 Act, or similar investment vehicle described in Rule 12d1-1(b)(2) under the 1940 Act, that invests principally in Municipal Securities or U.S. Government Securities or any combination thereof; or

(5)	any letter of credit from a bank or other financial institution that has a credit rating from at least one NRSRO that is the highest applicable rating generally ascribed by such NRSRO to bank deposits or short-term debt of banks or other financial institutions as of the date of this Statement (or such rating’s future equivalent).

(m) “Dividend Payment Date” has the meaning set forth in paragraph (c) of Section 2 of this Statement.

(n) “Dividend Period” has the meaning as set forth in the Supplement for the Mode then in effect.

(o) “Dividend Rate” has the meaning set forth in paragraph (d)(i) of Section 2 of this Statement.

(p) “Electronic Means” means email transmission, facsimile transmission or other similar electronic means of communication providing evidence of transmission (but excluding online communications systems covered by a separate agreement) acceptable to the sending party and the receiving party, in any case if operative as between the relevant two parties, or, if not operative, by telephone (promptly confirmed by any other method set forth in this definition), which, in the case of notices to the Tender and Paying Agent, shall be sent by such means as set forth in of the Tender and Paying Agent Agreement or as specified in the related notice.

(q) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(r) “Fitch” means Fitch Ratings, Inc., a Delaware corporation, and its successors.

(s) “Holder” means a Person in whose name an MFP Share is registered in the registration books of the Fund maintained by the Tender and Paying Agent.

(t) “Initial Mode” has the meaning set forth in “Designation of Series B MFP” above.

(u) “Investment Adviser” means Nuveen Fund Advisors, LLC, or any successor company or entity.

(v) “Liquidation Preference,” with respect to a given number of MFP Shares, means $100,000 times that number.

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(w) “Liquidity Account” has the meaning set forth in paragraph (k)(i) of Section 10 of this Statement.

(x) “Liquidity Account Investments” means any Deposit Security or any other security or investment owned by the Fund that is rated at least A- or the equivalent rating by each NRSRO then rating such security or investment, provided that any such Deposit Security or other security or investment shall be so rated by at least one NRSRO.

(y) “Liquidity Requirement” has the meaning set forth in paragraph (k)(ii) of Section 10 of this Statement.

(z) “Market Value” of any asset of the Fund means the market value thereof determined by an independent third-party pricing service designated from time to time by the Board of Trustees. The Market Value of any asset shall include any interest accrued thereon. The pricing service shall value portfolio securities at the mean between the quoted bid and asked price or the yield equivalent when quotations are readily available. Securities for which quotations are not readily available shall be valued at fair value as determined by the pricing service using methods which include consideration of: yields or prices of municipal bonds of comparable quality, type of issue, coupon, maturity and rating; indications as to value from dealers; and general market conditions. The pricing service may employ electronic data processing techniques or a matrix system, or both, to determine valuations.

(aa) “Memorandum” means the information memorandum in respect of the Fund’s exchange of MFP Shares for VMTP Shares, dated March 28, 2018, as amended, revised or supplemented from time to time, including in connection with any remarketing, if applicable, or offering of additional MFP Shares, if applicable.

(bb) “Mode” means the Initial Mode, or any subsequent Mode, including any extension thereof, for which terms and conditions of the MFP Shares are designated pursuant to Section 4 of this Statement and the Supplement in effect at the time of designation of such subsequent Mode or any Mode extension and set forth in a further Supplement hereto.

(cc) “Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and its successors.

(dd) “Municipal Securities” means municipal securities as described under “The Fund’s Investments – Municipal Securities” in the Memorandum.

(ee) “1940 Act” means the U.S. Investment Company Act of 1940, as amended.

(ff) “Notice of Redemption” has the meaning specified in paragraph (c) of Section 10 of this Statement.

(gg) “NRSRO” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act that is not an “affiliated person” (as defined in Section 2(a)(3) of the 1940 Act) of the Fund, including, at the date hereof, Fitch, Moody’s and S&P.

(hh) “Optional Redemption Premium,” if any, has the meaning if and as set forth in the Supplement for the Mode then in effect.

(ii) “Outstanding” means, as of any date with respect to Preferred Shares of any series, the number of shares of such series theretofore issued by the Fund except, without duplication, (i) any shares of such series theretofore exchanged, redeemed or cancelled or delivered to the Tender and Paying Agent (or other relevant tender and paying agent) for cancellation or redemption by the Fund, (ii) any shares of such series with respect to which, in the case of MFP Shares, the Fund has given a Notice of Redemption and irrevocably deposited with the Tender and Paying Agent sufficient Deposit Securities to redeem such MFP Shares, pursuant to Section 10 of this

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Statement or, in the case of Preferred Shares of any other series, the Fund has taken the equivalent action under the statement applicable to such shares, (iii) any shares of such series of which the Fund is Beneficial Owner, and (iv) any shares of such series represented by any certificate in lieu of which a new certificate has been executed and delivered by the Fund.

(jj) “Person” means and includes an individual, a partnership, a corporation, a limited liability company, a trust, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

(kk) “Preferred Shares” means the preferred shares of the Fund, including the MFP Shares.

(ll) “Rating Agency” means each NRSRO, if any, then providing a rating for the MFP Shares pursuant to the request of the Fund, including, at the date hereof, Fitch.

(mm) “Redemption Date” means the Term Redemption Date and any redemption dates for optional or mandatory redemption otherwise provided in the Supplement for the Mode then in effect.

(nn) “Redemption Price” means the applicable redemption price specified in, or in the applicable Supplement for the Mode then in effect for purposes of redemption of MFP Shares pursuant to, paragraph (a) or (b) of Section 10 of this Statement and the applicable Supplement.

(oo) “Remarketing Agent” means any entity appointed as such with respect to MFP Shares by a resolution of the Board of Trustees and any additional or successor companies or entities appointed by the Board of Trustees which have entered into a Remarketing Agreement with the Fund.

(pp) “Remarketing Agreement” means the Remarketing Agreement, if any, with respect to the MFP Shares, between the Fund and the Remarketing Agent and any other party thereto, as amended, modified or supplemented from time to time, or any similar agreement with a successor Remarketing Agent.

(qq) “S&P” means S&P Global Ratings, a business unit of Standard & Poor’s Financial Services LLC, and its successors.

(rr) “SEC” means the Securities and Exchange Commission.

(ss) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(tt) “Securities Depository” means The Depository Trust Company, New York, New York, and any substitute for or successor to such securities depository that shall maintain a book-entry system with respect to the MFP Shares.

(uu) “Statement” means this statement establishing and fixing the rights and preferences of Series B MuniFund Preferred Shares, as it may be amended or supplemented from time to time in accordance with the provisions hereof, including by any Supplement hereto relating to the Mode then in effect.

(vv) “Supplement” means Appendix A to this Statement and any further supplement hereto entered into in accordance with the provisions of this Statement for the purpose of designating or extending a Mode pursuant to Section 4 of this Statement.

(ww) “Taxable Allocation” has the meaning specified in the Supplement for the Mode then in effect.

(xx) “Tender and Paying Agent” means The Bank of New York Mellon, or any successor Person, which has entered into an agreement with the Fund to act in such capacity as the Fund’s tender agent,

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transfer agent, registrar, dividend disbursing agent, paying agent, redemption price disbursing agent and calculation agent in connection with the payment of regularly scheduled dividends with respect to the MFP Shares.

(yy) “Tender and Paying Agent Agreement” means the Tender and Paying Agent Agreement with respect to the MFP Shares, dated as of March 29, 2018, between the Fund and the Tender and Paying Agent, as amended, modified or supplemented from time to time, or any similar agreement with a successor Tender and Paying Agent.

(zz) “Term Redemption Date” means March 2, 2028.

(aaa) “U.S. Government Securities” means direct obligations of the United States or of its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

(bbb) “VMTP Shares” means the Variable Rate MuniFund Term Preferred Shares, Series 2018 of the Fund.

(ccc) “Voting Period” shall have the meaning specified in paragraph (b)(i) of Section 5 of this Statement.

1. Number of Authorized Shares; Ranking; Preemptive Rights; Effectiveness.

(a) The initial number of authorized shares constituting MFP is as set forth above under the title “Designation of Series B MFP.”

(b) The MFP Shares shall rank on a parity with each other and with shares of any other series of Preferred Shares as to the payment of dividends by the Fund and as to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

(c) No Holder of MFP Shares shall have, solely by reason of being such a Holder, any preemptive or other right to acquire, purchase or subscribe for any Preferred Shares, including MFP Shares, or Common Shares or other securities of the Fund which the Fund may hereafter issue or sell.

(d) The effective date of this Statement is March 29, 2018.

2. Dividends.

(a) Cumulative Cash Dividends. The Holders of MFP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor in accordance with the Declaration and applicable law, cumulative cash dividends at the Dividend Rate for the MFP Shares determined as set forth in the Supplement for the Mode then in effect, and no more, payable on the Dividend Payment Dates with respect to the MFP Shares as set forth in the Supplement for the Mode then in effect, as provided in paragraph (c) below. Holders of MFP Shares shall not be entitled to any dividend, whether payable in cash, property or shares, in excess of full cumulative dividends, as herein provided, on MFP Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on MFP Shares which may be in arrears, and no additional sum of money shall be payable in respect of such arrearage.

(b) Dividends Cumulative from Date of Original Issue. Dividends on the MFP Shares shall be declared daily and accumulate at the applicable Dividend Rate for the MFP Shares from the Date of Original Issue thereof.

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(c) Dividend Payment Dates. The dividend payment dates (each, a “Dividend Payment Date”) with respect to the MFP Shares shall be as provided in the Supplement for the Mode then in effect.

(d) Dividend Rates and Calculation of Dividends.

(i) Applicable Rates. The dividend rate or rates (in each case, the “Dividend Rate”) on the MFP Shares shall be as provided in the Supplement for the Mode then in effect.

(ii) Calculation of Dividends. The amount of dividends per share payable on the MFP Shares on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for the related Dividend Period or Dividend Periods (or applicable portion thereof). The amount of dividends accumulated shall be computed as provided in the Supplement for the Mode then in effect.

(e) Dividends Paid to Holders. Dividends on the MFP Shares shall be paid to the Holders thereof as provided in the Supplement for the Mode then in effect.

(f) Dividends Credited Against Earliest Accumulated But Unpaid Dividends. Any dividend payment made on MFP Shares that is insufficient to cover the entire amount of dividends payable shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares. Dividends in arrears for any past Dividend Period may be declared (to the extent not previously declared as required under paragraph (b) above) and paid at any time, without reference to any regular Dividend Payment Date, to the Holders as their names appear on the record books of the Fund on such date, not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

(g) Dividends Reported as Exempt-Interest Dividends. Dividends on MFP Shares shall be reported as exempt-interest dividends up to the amount of tax-exempt income of the Fund, to the extent permitted by, and for purposes of, Section 852 of the Code.

3. Additional Amount Payments and Taxable Allocations. Holders of MFP Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, dividends in an amount equal to the aggregate Additional Amount Payments as provided in the Supplement for the Mode then in effect. The Fund shall not be required to make Additional Amount Payments with respect to any net capital gains or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund. The Fund may make Taxable Allocations as provided in the Supplement for the Mode then in effect.

4. Designation of Modes.

(a) Initial Mode and Subsequent Modes. The additional or different terms and conditions applicable to the MFP Shares in the Initial Mode effective on the effective date of this Statement are as set forth in the Supplement attached as Appendix A hereto. The additional or different terms and conditions applicable to the MFP Shares in any subsequent Modes or extensions of any subsequent Mode will be set forth in future new or amended Supplements effective on the dates set forth in any such new or amended Supplements.

(b) Designation of Change in or Extension of Mode. The Fund, at its option, may change the terms of or extend the Mode then in effect or, if applicable, designate a new Mode for the MFP Shares in accordance with the terms and subject to the conditions of this Statement and the Supplement for the Mode then in effect.

(c) Notices in Respect of Mode Designation or Extension. The Fund shall deliver a notice of Mode designation or extension or proposed Mode designation or extension as specified in and otherwise in accordance with the Supplement that designated the Mode being succeeded or extended.

(d) Designation of Mode Provisions. In connection with any Mode designated or extended pursuant to this Section 4, the Fund, subject to compliance with paragraph (e) below, without the vote or consent of

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any Holder of MFP Shares, may (i) provide in the Supplement for such Mode for provisions relating solely to such Mode that differ from those provided in this Statement or any other Supplement, including, but not limited to, with respect to optional tender provisions, mandatory tender provisions, a liquidity facility or other credit enhancement, mandatory purchase provisions, the dividend rate setting provisions (including as to any maximum rate), and, if the dividend may be determined by reference to an index, formula or other method, the manner in which it will be determined, redemption provisions and modified or new definitions, and (ii) subject to any restrictions on modification specifically set forth in such Supplement for a Mode then in effect, modify such Supplement then in effect to provide for optional tender provisions, and/or mandatory tender provisions, a liquidity facility or other credit enhancement, and other provisions. Extension of any Mode, and the modification of any provisions relating to such Mode, shall be subject to any restrictions on extension or modification set forth herein or in the Supplement for such Mode.

(e) Modification of Statement in a Supplement Designating Mode Provisions. Notwithstanding paragraph (d) above, no Supplement adopted in accordance with paragraph (d) above shall modify the terms or applicability of Section 1, this Section 4(e), Section 5, Section 8, Section 10(b)(i), Section 10(d), Section 10(h), Section 11 or Section 12(a) of this Statement. Furthermore, subject only to the immediately preceding sentence, for purposes of any provision of this Statement that purports to limit the right of the Fund or the Board of Trustees to take any action with respect to this Statement or the MFP Shares, no terms or conditions adopted for a Mode shall be considered to affect the rights and preferences of the MFP Shares or any Holder or Beneficial Owner thereof as in effect for any preceding or succeeding Mode.

5. Voting Rights.

(a) One Vote Per MFP Share. Except as otherwise provided in the Declaration or as otherwise required by law, (i) each Holder of MFP Shares shall be entitled to one vote for each MFP Share held by such Holder on each matter submitted to a vote of shareholders of the Fund, and (ii) the holders of Outstanding Preferred Shares, including each MFP Share, and of Common Shares shall vote together as a single class; provided, however, that the holders of Outstanding Preferred Shares, including MFP Shares, voting as a class, to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund, shall be entitled to elect two trustees of the Fund at all times, each Preferred Share, including each MFP Share, entitling the holder thereof to one vote. Subject to paragraph (b) of this Section 5, the holders of outstanding Common Shares and Preferred Shares, including MFP Shares, voting together as a single class, shall elect the balance of the trustees.

(b) Voting for Additional Trustees.

(i) Voting Period. During any period in which any one or more of the conditions described in subparagraphs (A) or (B) of this paragraph (b)(i) shall exist (such period being referred to herein as a “Voting Period”), the number of trustees constituting the Board of Trustees shall be automatically increased by the smallest number that, when added to the two trustees elected exclusively by the holders of Preferred Shares, including MFP Shares, would constitute a majority of the Board of Trustees as so increased by such smallest number; and the holders of Preferred Shares, including MFP Shares, shall be entitled, voting as a class on a one-vote-per-share basis (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), to elect such smallest number of additional trustees, together with the two trustees that such holders are in any event entitled to elect. A Voting Period shall commence:

(A) if at the close of business on any Dividend Payment Date accumulated dividends (whether or not earned or declared) on any Outstanding Preferred Shares, including MFP Shares, equal to at least two full years’ dividends shall be due and unpaid and sufficient cash or specified securities shall not have been deposited with the Tender and Paying Agent for the payment of such accumulated dividends; or

(B) if at any time holders of Preferred Shares are entitled under the 1940 Act to elect a majority of the trustees of the Fund. A Voting Period shall terminate upon all of the foregoing conditions ceasing to exist.

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Upon the termination of a Voting Period, the voting rights described in this paragraph (b)(i) shall cease, subject always, however, to the revesting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph (b)(i).

(ii) Notice of Special Meeting. As soon as practicable after the accrual of any right of the holders of Preferred Shares to elect additional trustees as described in paragraph (b)(i) of this Section 5, the Fund shall call a special meeting of such holders, and the Fund shall mail a notice of such special meeting to such holders, such meeting to be held not less than 10 nor more than 20 calendar days after the date of mailing of such notice. If a special meeting is not called by the Fund, it may be called by any such holder on like notice. The record date for determining the holders entitled to notice of and to vote at such special meeting shall be the close of business on the fifth Business Day preceding the day on which such notice is mailed. At any such special meeting and at each meeting of holders of Preferred Shares held during a Voting Period at which trustees are to be elected, such holders, voting together as a class (to the exclusion of the holders of all other securities and classes of shares of beneficial interest of the Fund), shall be entitled to elect the number of trustees prescribed in paragraph (b)(i) of this Section 5 on a one-vote-per-share basis.

(iii) Terms of Office of Existing Trustees. The terms of office of all persons who are trustees of the Fund at the time of a special meeting of Holders and holders of other Preferred Shares to elect trustees shall continue, notwithstanding the election at such meeting by the Holders and such other holders of other Preferred Shares of the number of trustees that they are entitled to elect, and the persons so elected by the Holders and such other holders of other Preferred Shares, together with the two incumbent trustees elected by the Holders and such other holders of other Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Fund.

(iv) Terms of Office of Certain Trustees to Terminate Upon Termination of Voting Period. Simultaneously with the termination of a Voting Period, the terms of office of the additional trustees elected by the Holders and holders of other Preferred Shares pursuant to paragraph (b)(i) of this Section 5 shall terminate, the remaining trustees shall constitute the trustees of the Fund and the voting rights of the Holders and such other holders to elect additional trustees pursuant to paragraph (b)(i) of this Section 5 shall cease, subject to the provisions of the last sentence of paragraph (b)(i) of this Section 5.

(c) Holders of MFP Shares to Vote on Certain Other Matters.

(i) Certain Amendments Requiring Approval of MFP Shares. Except as otherwise permitted by the terms of this Statement including, without limitation, Section 4 hereof, so long as any MFP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of the Holders of at least a majority of the MFP Shares Outstanding at the time, voting together as a separate class, amend, alter or repeal the provisions of the Declaration or this Statement, whether by merger, consolidation or otherwise, (x) to modify the terms of Section 1, Section 4(e), Section 8, Section 10(b)(i), Section 11 or Section 12(a) of this Statement or (y) so as to materially and adversely affect any preference, right or power of such MFP Shares or the Holders thereof; provided, however, that (i) a change in the capitalization of the Fund in accordance with Section 9 hereof shall not be considered to materially and adversely affect the rights and preferences of the MFP Shares, (ii) a division of an MFP Share shall be deemed to materially and adversely affect such preferences, rights or powers only if the terms of such division materially and adversely affect the Holders of the MFP Shares and (iii) a Supplement establishing terms and conditions for a new Mode in accordance with Section 4 hereof or a modification of a Supplement then in effect in accordance with the terms of Section 4(d) hereof shall not be considered to materially and adversely affect the rights and preferences of the MFP Shares. For purposes of the foregoing, no other matter shall be deemed to materially and adversely affect any preference, right or power of an MFP Share or the Holder thereof unless such matter (i) reduces or abolishes any preferential right of such MFP Share or (ii) reduces or abolishes any right in respect of redemption of such MFP Share applicable to the Mode then in effect (other than solely as a result of a division of an MFP Share or as provided in the Supplement designating such Mode in accordance with Section 4 hereof). So long as any

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MFP Shares are Outstanding, the Fund shall not, without the affirmative vote or consent of at least 66 2⁄3% of the Holders of the MFP Shares Outstanding at the time, voting as a separate class, file a voluntary application for relief under federal bankruptcy law or any similar application under state law for so long as the Fund is solvent and does not foresee becoming insolvent. Additionally, notwithstanding the foregoing, (1) (x) no extension of the Term Redemption Date or (y) reduction or repeal of the Liquidation Preference of the MFP Shares that adversely affects the rights of the Holders of the MFP Shares relative to each other or any other shares of the Fund shall be effected without, in each case, the prior unanimous vote or consent of the Holders of the MFP Shares, and (2) with respect to a Supplement then in effect, no change reducing the amount or extending the timing of any payment due on the MFP Shares or adversely affecting the taxability of any payments due on the MFP Shares, in each case, other than in accordance with the terms of such Supplement, or to the obligation of the Fund to (x) pay the Redemption Price on any Redemption Date, (y) accumulate dividends at the Dividend Rate for, or other required distributions on, the MFP Shares, or (z) pay the Optional Redemption Premium, if any, shall be effected without, in each case, the prior unanimous vote or consent of the Holders of the MFP Shares in the Mode to which such Supplement relates. No vote of the holders of Common Shares shall be required to amend, alter or repeal the provisions of this Statement including any Supplement hereto.

(i) 1940 Act Matters. Unless a higher percentage is provided for in the Declaration, the affirmative vote of the holders of at least a “majority of the Outstanding Preferred Shares,” including MFP Shares, Outstanding at the time, voting as a separate class, shall be required to approve (A) any conversion of the Fund from a closed-end to an open-end investment company, (B) any plan of reorganization (as such term is used in the 1940 Act) adversely affecting such shares and (C) any other action requiring a vote of security holders of the Fund under Section 13(a) of the 1940 Act. For purposes of the foregoing, “majority of the Outstanding Preferred Shares” means (i) 67% or more of such shares present at a meeting, if the holders of more than 50% of such shares are present or represented by proxy, or (ii) more than 50% of such shares, whichever is less.

(ii) Exclusive Right to Vote on Certain Matters. Except as otherwise required by the 1940 Act, other applicable law or the Declaration, (i) whenever a vote of Holders of MFP Shares is otherwise required by this Statement, Holders of Outstanding MFP Shares will be entitled as a series, to the exclusion of the holders of all other shares, including other Preferred Shares, Common Shares and other classes of shares of beneficial interest of the Fund, to vote on matters affecting MFP Shares only and (ii) Holders of Outstanding MFP Shares will not be entitled to vote on matters affecting any other Preferred Shares that do not adversely affect any of the rights of Holders of MFP Shares, as expressly set forth in the Declaration and this Statement.

(d) Fund May Take Certain Actions Without Shareholder Approval. Notwithstanding the foregoing, nothing in this Section 5 is intended in any way to limit the ability of the Board of Trustees to amend or alter other provisions of this Statement or any Supplement, without the vote, approval or consent of any Holder of MFP Shares, or any other shareholder of the Fund, as otherwise provided in this Statement or any such Supplement; provided, that nothing in this Statement or any Supplement shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Beneficial Owner of MFP Shares with regard to any special rights of such Holder or Beneficial Owner with respect to its investment in the Fund.

(e) Voting Rights Set Forth Herein are Sole Voting Rights. Unless otherwise required by law, the Holders of MFP Shares shall not have any voting rights, relative rights or preferences or other special rights other than those specifically set forth herein.

(f) No Preemptive Rights or Cumulative Voting. The Holders of MFP Shares shall have no preemptive rights or rights to cumulative voting.

(g) Sole Remedy for Fund’s Failure to Pay Dividends. In the event that the Fund fails to pay any dividends on the MFP Shares, the sole remedy of the Holders under this Statement, without limitation of any rights to payment of such dividends or other rights under the Declaration, this Statement (including any Supplement hereto) and applicable law, shall be the right to vote for trustees pursuant to the provisions of this Section 5.

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(h) Holders Entitled to Vote. For purposes of determining any rights of the Holders to vote on any matter, whether such right is created by this Statement, by the other provisions of the Declaration, by statute or otherwise, no Holder shall be entitled to vote any MFP Share and no MFP Share shall be deemed to be “outstanding” for the purpose of voting or determining the number of shares required to constitute a quorum if, prior to or concurrently with the time of determination of shares entitled to vote or shares deemed outstanding for quorum purposes, as the case may be, the requisite Notice of Redemption with respect to such shares shall have been provided as set forth in paragraph (c) of Section 10 of this Statement and Deposit Securities with a Market Value at least equal to the Redemption Price for the redemption of such shares shall have been deposited in trust with the Tender and Paying Agent for that purpose. MFP Shares owned (legally or beneficially) or controlled by the Fund shall not have any voting rights or be deemed to be outstanding for voting or for calculating the voting percentage required on any other matter or other purposes.

6. Asset Coverage. The Fund shall maintain minimum Asset Coverage as provided in the Supplement applicable to the Mode then in effect.

7. Rating Agencies.

(a) The Fund is not required to maintain any particular short-term or long-term ratings for the MFP Shares, and the Fund, without the vote, approval or consent of any holder of Preferred Shares, including the MFP Shares, or any other shareholder of the Fund, may from time to time adopt, amend, alter or repeal any or all of the definitions contained herein, add covenants and other obligations of the Fund, or confirm the applicability of covenants and other obligations set forth herein, in connection with obtaining, maintaining or changing the rating of any Rating Agency which is then rating the MFP Shares, and any such adoption, amendment, alteration or repeal will not be deemed to affect the preferences, rights or powers of MFP Shares or the Holders thereof.

(a) The Fund may, at any time, replace a Rating Agency or terminate the services of any Rating Agencies then providing a rating for the MFP Shares without replacement, in either case, without the vote, approval or consent of Holders of MFP Shares or other shareholders of the Fund. In the event a Rating Agency ceases to furnish a rating for the MFP Shares or the Fund terminates the services of a Rating Agency then providing a rating for the MFP Shares, such rating, to the extent it would have been taken into account in any of the provisions of the MFP Shares included in this Statement, will be disregarded, and only the ratings of the then-designated Rating Agency or Agencies, if any, will be taken into account.

8. Restrictions on Dividends and Other Distributions.

(a) Dividends on Preferred Shares Other than the MFP Shares. Except as set forth in the next sentence, no dividends and other distributions shall be declared or paid or set apart for payment on the shares of any class or series of shares of beneficial interest of the Fund ranking, as to the payment of dividends, on a parity with the MFP Shares for any period unless full cumulative dividends and other distributions have been or contemporaneously are declared and paid on the shares of each series of Preferred Shares through its most recent dividend payment date. When dividends and other distributions due are not paid in full upon the shares of each series of Preferred Shares through its most recent dividend payment date or upon the shares of any other class or series of shares of beneficial interest of the Fund ranking on a parity as to the payment of dividends with the MFP Shares through their most recent respective dividend payment dates, all dividends declared and paid upon the MFP Shares and any other such class or series of shares of beneficial interest ranking on a parity as to the payment of dividends with the MFP Shares shall be declared and paid pro rata so that the amount of dividends declared and paid per share on the MFP Shares and such other class or series of shares of beneficial interest shall in all cases bear to each other the same ratio that accumulated dividends per share on the MFP Shares and such other class or series of shares of beneficial interest bear to each other (for purposes of this sentence, the amount of dividends declared and paid per MFP Share shall be based on the Dividend Rate for such share for the Dividend Periods during which dividends were not paid in full).

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(b) Dividends and Other Distributions With Respect to Common Shares Under the 1940 Act. The Board of Trustees shall not declare or pay any dividend or distribution (except a dividend payable in Common Shares) upon the Common Shares, or purchase or redeem or otherwise acquire for consideration any Common Shares or pay any proceeds of the liquidation of the Fund in respect of any Common Shares, unless in every such case the Preferred Shares have, at the time of any such declaration or purchase, an asset coverage (as defined in and determined pursuant to the 1940 Act) of at least 200% (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are shares or stock of a closed-end investment company as a condition of declaring dividends on its common shares or stock) after deducting the amount of such dividend, distribution or purchase price, as the case may be.

(c) Other Restrictions on Dividends and Other Distributions. For so long as any MFP Share is Outstanding, and except as set forth in paragraph (a) of this Section 8 and paragraph (b) of Section 11 hereof, the Fund shall not declare, pay or set apart for payment any dividend or other distribution (other than a dividend or distribution paid in shares of, or in options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the MFP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up) in respect of the Common Shares or any other shares of the Fund ranking junior to or on a parity with the MFP Shares as to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or any other such junior shares (except by conversion into or exchange for shares of the Fund ranking junior to the MFP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), or any such parity shares (except by conversion into or exchange for shares of the Fund ranking junior to or on a parity with the MFP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or winding up), unless (i) full cumulative dividends on the MFP Shares through the most recently ended Dividend Period therefor shall have been paid or shall have been declared and sufficient funds for the payment thereof deposited with the Tender and Paying Agent and (ii) the Fund has redeemed the full number of MFP Shares required to be redeemed by any provision for mandatory redemption pertaining thereto.

9. Issuance of Additional Preferred Shares. So long as any MFP Shares are Outstanding, the Fund may, without the vote or consent of the Holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of Preferred Shares ranking on a parity with MFP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Fund, in addition to then Outstanding MFP Shares, and authorize, issue and sell additional shares of any such series of Preferred Shares then Outstanding or so established and created, including additional MFP Shares, in each case in accordance with applicable law, provided that the Fund shall, immediately after giving effect to the issuance of such Preferred Shares and to its receipt and application of the proceeds thereof, including to the redemption of Preferred Shares with such proceeds, have at least the Asset Coverage (calculated in the same manner as is contemplated by the Supplement for the Mode then in effect) specified in the Supplement for the Mode then in effect.

10. Redemption.

(a) Optional Redemption. The MFP Shares may be redeemed, at the option of the Fund, on such terms and conditions as are set forth in the Supplement applicable to the Mode then in effect.

(b) Mandatory Redemption.

(i) The Fund shall redeem all Outstanding MFP Shares on the Term Redemption Date, at a redemption price equal to $100,000 per share plus accumulated but unpaid dividends thereon (whether or not earned or declared) to, but excluding, such date.

(ii) The MFP Shares otherwise shall be subject to mandatory redemption by the Fund on such terms and conditions as are set forth in the Supplement applicable to the Mode then in effect.

(c) Notice of Redemption. The Fund will send a notice of redemption (a “Notice of Redemption”) in accordance with the provisions set forth in the Supplement applicable to the Mode then in effect. The Fund may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected

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pursuant to this Statement that such redemption is subject to one or more conditions precedent not otherwise expressly stated herein and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(d) No Redemption Under Certain Circumstances. Notwithstanding the other provisions of this Section 10, except as otherwise required by law, the Fund shall not redeem any MFP Shares or other series of Preferred Shares unless all accumulated and unpaid dividends and other distributions on all Outstanding MFP Shares and shares of other series of Preferred Shares for all applicable past Dividend Periods (or the equivalent for other series of Preferred Shares) (whether or not earned or declared by the Fund) (x) shall have been or are contemporaneously paid or (y) shall have been or are contemporaneously declared and Deposit Securities or sufficient funds (in accordance with the terms of such Preferred Shares for the payment of such dividends and other distributions) shall have been or are contemporaneously deposited with the Tender and Paying Agent or other applicable paying agent for such Preferred Shares in accordance with the terms of such Preferred Shares, provided, however, that the foregoing shall not prevent the purchase or acquisition of Outstanding MFP Shares pursuant to an otherwise lawful purchase or exchange offer made on the same terms to Holders of all Outstanding MFP Shares and any other series of Preferred Shares for which all accumulated and unpaid dividends and other distributions have not been paid.

(e) Absence of Funds Available for Redemption. To the extent that any redemption for which a Notice of Redemption has been provided is not made by reason of the absence of legally available funds therefor in accordance with the Declaration and applicable law, such redemption shall be made as soon as practicable to the extent such funds become available. A failure to redeem MFP Shares shall be deemed to exist at any time after the date specified for redemption in a Notice of Redemption when the Fund shall have failed, for any reason whatsoever, to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares for which such Notice of Redemption has been sent; provided, however, that the foregoing shall not apply in the case of the Fund’s failure to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares where (i) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (ii) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that the Fund may not have redeemed MFP Shares for which a Notice of Redemption has been provided, dividends shall be declared and paid on MFP Shares in accordance with and subject to the conditions of this Statement and shall be included in the Redemption Price in respect of those MFP Shares for which a Notice of Redemption has been provided.

(f) Tender and Paying Agent as Trustee of Redemption Payments by Fund. All moneys paid to the Tender and Paying Agent for payment of the Redemption Price of MFP Shares called for redemption shall be held in trust by the Tender and Paying Agent for the benefit of Holders of shares so to be redeemed or returned to the Fund in accordance with paragraph (g) below.

(g) Deposit with the Tender and Paying Agent; MFP Shares for Which Notice of Redemption Has Been Given Are No Longer Outstanding. Provided a Notice of Redemption has been given pursuant to paragraph (c) of this Section 10 in accordance with the Supplement for the Mode then in effect, the Fund shall irrevocably deposit with the Tender and Paying Agent in accordance with the Supplement for the Mode then in effect an aggregate amount of Deposit Securities with a Market Value at least equal to the Redemption Price to be paid on the Redemption Date for the MFP Shares that are subject to such notice. Provided a Notice of Redemption has been given pursuant to paragraph (c) of this Section 10, upon the deposit with the Tender and Paying Agent of Deposit Securities with a Market Value at least equal to the Redemption Price to be paid on the Redemption Date for the MFP Shares that are the subject of such notice, dividends on such shares shall cease to accumulate, except as included in the Redemption Price, and such shares shall no longer be deemed to be Outstanding, for any purpose, and all rights of the Holders of the shares so called for redemption shall cease and terminate, except the right of such Holders to receive the Redemption Price, but without any interest or other additional amount, except as provided in the Supplement for the Mode then in effect. Upon surrender in accordance with the Notice of Redemption of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Trustees shall so require and the Notice of Redemption shall so state), the Redemption Price shall be paid by the Tender and Paying

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Agent to the Holders of MFP Shares subject to redemption. In the case that fewer than all of the MFP Shares represented by any such certificate are redeemed, a new certificate shall be issued, representing the unredeemed shares, without cost to the Holder thereof. The Fund shall be entitled to receive from the Tender and Paying Agent, promptly after the date fixed for redemption, any Deposit Securities deposited with the Tender and Paying Agent in excess of (i) the aggregate Redemption Price of the MFP Shares called for redemption on such date and (ii) all other amounts to which Holders of MFP Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of 90 days from such Redemption Date shall, to the extent permitted by law, be repaid to the Fund, after which time the Holders of MFP Shares so called for redemption may look only to the Fund for payment of the Redemption Price and all other amounts to which they may be entitled. The Fund shall be entitled to receive, from time to time after the date fixed for redemption, any interest on the funds so deposited.

(h) Compliance With Applicable Law. In effecting any redemption pursuant to this Section 10, the Fund shall use its best efforts to comply with all applicable conditions precedent to effecting such redemption under the 1940 Act and any applicable Massachusetts law, but shall effect no redemption except in accordance with the 1940 Act and any applicable Massachusetts law.

(i) Only Whole MFP Shares May Be Redeemed. In the case of any redemption pursuant to this Section 10, only whole MFP Shares shall be redeemed, and in the event that any provision of the Declaration would require redemption of a fractional share, the Tender and Paying Agent shall be authorized to round up so that only whole shares are redeemed.

(j) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 10, the Fund may, in its sole discretion, modify the procedures set forth above and in the Supplement with respect to notification of redemption for the MFP Shares, provided that such modification does not materially and adversely affect the Holders of the MFP Shares or cause the Fund to violate any law, rule or regulation; and provided further that no such modification shall in any way alter the obligations of the Tender and Paying Agent without its prior written consent.

(k) Term Redemption Liquidity Account and Liquidity Requirement.

(i) At least six months prior to the Term Redemption Date, the Fund shall cause the Custodian to earmark, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian’s normal procedures, from the other assets of the Fund (a “Liquidity Account”) Liquidity Account Investments with a Market Value equal to at least 110% of the Liquidation Preference of the Outstanding MFP Shares. If, during the six-month period, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account as of the close of business on any Business Day is less than 110% of the Liquidation Preference of the Outstanding MFP Shares, then the Fund shall cause the Custodian and the Investment Adviser to take all such necessary actions, including earmarking additional assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account is at least equal to 110% of the Liquidation Preference of the Outstanding MFP Shares not later than the close of business on the next succeeding Business Day. With respect to assets of the Fund earmarked as Liquidity Account Investments, the Investment Adviser, on behalf of the Fund, shall be entitled to instruct the Custodian on any date to release any Liquidity Account Investments from such earmarking and to substitute therefor other Liquidity Account Investments, so long as (x) the assets of the Fund earmarked as Liquidity Account Investments at the close of business on such date have a Market Value at least equal to 110% of the Liquidation Preference of the Outstanding MFP Shares and (y) the assets of the Fund designated and earmarked as Deposit Securities at the close of business on such date have a Market Value at least equal to the Liquidity Requirement (if any) determined in accordance with paragraph (ii) below with respect to the Outstanding MFP Shares for such date. The Fund shall cause the Custodian not to permit, and the Fund shall otherwise not permit, any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances.

(ii) The Market Value of the Deposit Securities held in the Liquidity Account, from and after the day (or, if such day is not a Business Day, the next succeeding Business Day) preceding the Term Redemption Date specified in the table set forth below, shall not be less than the percentage of the Liquidation Preference for the Outstanding MFP Shares set forth below opposite such day (the “Liquidity Requirement”), but in all cases subject to the cure provisions of subsection (iii) below:

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Number of Days Preceding the Term Redemption Date	Value of Deposit Securities as Percentage of Liquidation Preference
135	20%
105	40%
75	60%
45	80%
15	100%

(iii) If the aggregate Market Value of the Deposit Securities included in the Liquidity Account as of the close of business on any Business Day is less than the Liquidity Requirement in respect of the Outstanding MFP Shares for such Business Day, then the Fund shall cause the earmarking of additional or substitute Deposit Securities in respect of the Liquidity Account, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account is at least equal to the Liquidity Requirement for the Outstanding MFP Shares not later than the close of business on the next succeeding Business Day.

(iv) The Deposit Securities included in the Liquidity Account may be applied by the Fund, in its discretion, towards payment of the Redemption Price for the Outstanding MFP Shares. Upon the deposit by the Fund with the Tender and Paying Agent of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the Outstanding MFP Shares on the Term Redemption Date for the Outstanding MFP Shares, the requirement of the Fund to maintain a Liquidity Account for the Outstanding MFP Shares as contemplated by this Section 10(k) shall lapse and be of no further force and effect.

11. Liquidation Rights.

(a) Distributions Upon Liquidation. Upon the dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, the Holders of MFP Shares then Outstanding shall be entitled to receive and to be paid out of the assets of the Fund available for distribution to its shareholders, before any payment or distribution shall be made on the Common Shares or on any other class of shares of the Fund ranking junior to the MFP Shares upon dissolution, liquidation or winding up, an amount equal to the Liquidation Preference with respect to such shares plus an amount equal to all dividends thereon (whether or not earned or declared) accumulated but unpaid to (but not including) the date of final distribution in same day funds, together with any payments required to be made pursuant to Section 3 of this Statement in connection with the liquidation of the Fund. After the payment to the Holders of the MFP Shares of the full preferential amounts provided for in this paragraph (a), the Holders of MFP Shares as such shall have no right or claim to any of the remaining assets of the Fund.

(b) Pro Rata Distributions. In the event the assets of the Fund available for distribution to the Holders of MFP Shares upon any dissolution, liquidation or winding up of the affairs of the Fund, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to paragraph (a) of this Section 11, no such distribution shall be made on account of MFP or any shares of any other class or series of Preferred Shares ranking on a parity with the MFP Shares with respect to the distribution of assets upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the MFP Shares, ratably, in proportion to the full distributable amounts for which holders of MFP Shares and all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

(c) Rights of Junior Shares. Subject to the rights of the holders of shares of any other series or class or classes of shares ranking on a parity with the MFP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund, after payment shall have been made in full to the Holders of the MFP Shares as provided in paragraph (a) of this Section 11, but not prior thereto, any other series or class or classes of shares ranking junior to the MFP Shares with respect to the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the Holders of the MFP Shares shall not be entitled to share therein.

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(d) Certain Events Not Constituting Liquidation. Neither the sale of all or substantially all the property or business of the Fund, nor the merger, consolidation or reorganization of the Fund into or with any business or statutory trust, corporation or other entity nor the merger, consolidation or reorganization of any business or statutory trust, corporation or other entity into or with the Fund shall be a dissolution, liquidation or winding up, whether voluntary or involuntary, for the purposes of this Section 11.

12. Miscellaneous.

(a) Amendment of or Supplements to this Statement. Subject to Section 5 hereof, in addition to adopting a Supplement or Supplements in accordance with Section 4 hereof, the Board of Trustees may, by resolution duly adopted, without shareholder approval (except as otherwise required by applicable law or any applicable Supplement), amend or supplement this Statement including any Supplement hereto, to (1) provide for the issuance of additional MFP Shares (and terms relating thereto), each such additional MFP Share to be governed by the terms of this Statement as so amended or supplemented, or (2) reflect any amendments or supplements to this Statement including amendments to any Supplement hereto made in accordance with Section 5(c)(i) hereto. Furthermore, subject only to the immediately preceding sentence, for purposes of any provision of this Statement that purports to limit the right of the Fund or the Board of Trustees to take any action with respect to this Statement or the MFP Shares, no amendment or supplement to a Supplement adopted for a Mode shall be considered to affect the rights and preferences of the MFP Shares or any Holder or Beneficial Owner thereof as in effect for any preceding or succeeding Mode.

(b) No Fractional Shares. No fractional MFP Shares shall be issued.

(c) Status of MFP Shares Redeemed, Exchanged or Otherwise Acquired by the Fund. MFP Shares which are redeemed, exchanged or otherwise acquired by the Fund shall return to the status of authorized and unissued Preferred Shares without designation as to series, provided, however, that any MFP Shares which are provisionally delivered by the Fund to or for the account of an agent of the Fund or to or for the account of a purchaser of such MFP Shares, but for which final payment is not received by the Fund, shall return to the status of authorized and unissued MFP Shares.

(d) Treatment of MFP Shares as Stock. Each Holder and Beneficial Owner, by virtue of acquiring MFP Shares, is deemed to have agreed, for U.S. federal income tax purposes, to treat the MFP Shares as stock in the Fund.

(e) Board May Resolve Ambiguities. To the extent permitted by applicable law, without shareholder approval, the Board of Trustees may interpret or adjust the provisions of this Statement to resolve any inconsistency or ambiguity or to remedy any formal defect.

(f) Headings Not Determinative. The headings contained in this Statement are for convenience of reference only and shall not affect the meaning or interpretation of this Statement.

(g) Notices. All notices or communications, unless otherwise specified in the by-laws of the Fund or this Statement, shall be sufficiently given if in writing and delivered in person, by Electronic Means or mailed by first-class mail, postage prepaid. Any notice given to Holders or Beneficial Owners in accordance with the terms hereof or the applicable Supplement will be conclusively presumed to have been duly given, whether or not the Holders or Beneficial Owners receive such notice.

13. Transfers.

(a) Unless otherwise permitted by the Fund, a Beneficial Owner or Holder may sell, transfer or otherwise dispose of MFP Shares only in whole shares and only as permitted by the terms of the Supplement for the Mode then in effect. The Fund has not registered the MFP Shares under the Securities Act. Accordingly, the

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MFP Shares are subject to restrictions on transferability and resale and may only be purchased by and sold to persons the seller reasonably believes are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision or any exemption from registration available and otherwise in accordance with the legend set forth on the face of the MFP Shares.

(b) If at any time the Fund is not furnishing information to the SEC pursuant to Section 13 or 15(d) of the Exchange Act, in order to preserve the exemption for resales and transfers under Rule 144A, the Fund shall furnish, or cause to be furnished, to Holders and Beneficial Owners of MFP Shares and prospective purchasers of MFP Shares, upon request, information with respect to the Fund satisfying the requirements of subsection (d)(4) of Rule 144A.

14. Global Certificate.

So long as any MFP Share shall be represented by one or more global certificates registered in the name of the Securities Depository or its nominee, no registration of transfer of such MFP Share shall be made on the books of the Fund to any Person other than the Securities Depository or its nominee.

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IN WITNESS WHEREOF, Nuveen AMT-Free Quality Municipal Income Fund, having duly adopted this Statement, has caused these presents to be signed as of March 27, 2018, in its name and on its behalf by its Chief Administrative Officer and attested by its Vice President and Assistant Secretary. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and such officers of the Fund have executed this Statement as officers and not individually, and the obligations of the Fund set forth in this Statement are not binding upon any such officers, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

By:	/s/ Cedric H. Antosiewicz
Name: Cedric H. Antosiewicz
Title: Chief Administrative Officer

ATTEST:

/s/ Mark Winget Name: Mark Winget Title: Vice President and Assistant Secretary

Signature Page to Statement (NEA Series B MFP)

Appendix A

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

SUPPLEMENT TO THE STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND

PREFERENCES OF SERIES B MUNIFUND PREFERRED SHARES INITIALLY DESIGNATING THE

VARIABLE RATE MODE FOR THE SERIES B MUNIFUND PREFERRED SHARES

(ADJUSTABLE RATE)

(NEA SERIES B MFP)

Appendix A          Form of Rate Adjustment Notice

i

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

SUPPLEMENT TO THE STATEMENT ESTABLISHING AND FIXING THE RIGHTS AND

PREFERENCES OF SERIES B MUNIFUND PREFERRED SHARES INITIALLY DESIGNATING THE

VARIABLE RATE MODE FOR THE SERIES B MUNIFUND PREFERRED SHARES

(ADJUSTABLE RATE)

This Supplement to the Statement Establishing and Fixing the Rights and Preferences of Series B MuniFund Preferred Shares Initially Designating the Variable Rate Mode for the Series B MuniFund Preferred Shares (this “Supplement”) designates the Initial Mode (as defined below) as a Variable Rate Mode for the Series B MuniFund Preferred Shares of Nuveen AMT-Free Quality Municipal Income Fund (the “Fund”). This Supplement establishes, pursuant to Section 4 of the Statement Establishing and Fixing the Rights and Preferences of Series B MuniFund Preferred Shares, effective on the effective date hereof (the “Statement”), the additional or different terms and conditions of the Series B MuniFund Preferred Shares for the Variable Rate Mode commencing on the Mode Commencement Date and ending on the Mode Termination Date (subject to early transition in accordance with Article 3 below).

ARTICLE 1

DEFINITIONS

1.1 Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Statement. The following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

“Additional Amount Payment” means a payment to a Beneficial Owner of MFP Shares of an amount which, when taken together with the aggregate amount of Taxable Allocations made to such Beneficial Owner to which such Additional Amount Payment relates, would cause such Beneficial Owner’s dividends in dollars (after regular federal income tax consequences) from the aggregate of such Taxable Allocations and the related Additional Amount Payment to be equal to the dollar amount of the dividends that would have been received by such Beneficial Owner if the amount of such aggregate Taxable Allocations would have been excludable (for regular federal income tax purposes) from the gross income of such Beneficial Owner. Such Additional Amount Payment shall be calculated (i) without consideration being given to the time value of money; (ii) assuming that no Beneficial Owner of MFP Shares is subject to the federal alternative minimum tax with respect to dividends received from the Fund; (iii) only taking into account the regular federal income tax (and the tax imposed under Section 1411 of the Code or any successor provision) with respect to dividends received by the Fund (that is, without giving effect to any other federal tax based on income) and (iv) assuming that each Taxable Allocation and each Additional Amount Payment (except to the extent such Additional Amount Payment is reported as an exempt-interest dividend for purposes of Section 852(b)(5) of the Code) would be taxable in the hands of each Beneficial Owner of MFP Shares at the maximum marginal regular federal individual income tax rate (taking account of the tax imposed under Section 1411 of the Code or any successor provision) applicable to ordinary income or net capital gains, as applicable, or the maximum marginal regular federal corporate income tax rate applicable to ordinary income or net capital gains, as applicable, whichever is greater, in effect at the time such Additional Amount Payment is made.

“Adjusted Rate Terms” has the meaning set forth in Section 2.1(h)(viii).

“Agent Member” has the meaning set forth in the Statement.

“Applicable Spread” means, with respect to any Dividend Reset Period: (i) the percentage per annum set forth opposite the highest applicable credit rating most recently assigned to the MFP Shares by any Rating Agency in the table set forth directly below on the Rate Determination Date for such Dividend Reset Period; or (ii) such spread or spreads as may be provided for in the Adjusted Rate Terms established pursuant to Section 2.1(h); provided, however, that the “Applicable Spread” shall not apply for any Dividend Reset Period or portion thereof occurring during the Failed Transition Period, if any, except as provided in the definition of Failed Transition Period Applicable Spread or in the case of an Increased Rate Period occurring during the Failed Transition Period.

Long Term Ratings*
Fitch	Applicable Percentage**
AAA to AA	0.70%
AA-	0.90%
A+	1.10%
A	1.30%
A-	1.50%
BBB+	2.40%
BBB	2.55%
BBB-	2.70%

* And/or the equivalent ratings of another Rating Agency then rating the MFP Shares utilizing the highest of the ratings of the Rating Agencies then rating the MFP Shares.

**   Unless an Increased Rate Period is in effect or the Increased Rate otherwise applies to any portion of a Dividend Reset Period, in which case the Applicable Spread shall be 5.70% for such Increased Rate Period or such portion of a Dividend Reset Period, as the case may be.

“Asset Coverage” has the meaning set forth in the Statement.

“Asset Coverage Cure Date” means, with respect to the failure by the Fund to maintain Asset Coverage of at least 225% as of the close of business on a Business Day (as required by Section 2.2(a)), the date that is thirty (30) calendar days following such Business Day.

“Below Investment Grade” means, with respect to the MFP Shares and as of any date, the following ratings with respect to each Rating Agency (to the extent it is a Rating Agency on such date):

(i)	lower than BBB-, in the case of Fitch; and

(ii)	lower than an equivalent long-term credit rating to that set forth in clause (i), in the case of any other Rating Agency.

“Beneficial Owner” has the meaning set forth in the Statement.

“Business Day” has the meaning set forth in the Statement.

“Closed-End Funds” has the meaning set forth in Section 2.11.

“Code” means the Internal Revenue Code of 1986, as amended.

“Custodian” has the meaning set forth in the Statement.

“Declaration” has the meaning set forth in the Statement.

“Default” means a Dividend Default or a Redemption Default.

“Deposit Securities” has the meaning set forth in the Statement.

“Dividend Default” has the meaning set forth in Section 2.1(f)(i).

“Dividend Payment Date” means the first Business Day of each calendar month, commencing May 1, 2018, the New Mode Commencement Date, if any, and each other date designated for the payment of dividends in accordance with this Supplement, including, as applicable, any Special Dividend Payment Date.

“Dividend Period” means, with respect to any Dividend Payment Date, (i) in the case of the first Dividend Payment Date, the period from and including the Mode Commencement Date to and including April 30, 2018, and (ii) for each subsequent Dividend Payment Date, (a) for each regular monthly Dividend Payment Date following a regular monthly Dividend Payment Date, the period from and including the first calendar day of the month ending immediately preceding the month in which the current Dividend Payment Date falls to and including the last calendar day of such month, (b) for each regular monthly Dividend Payment Date following a Special Dividend Payment Date, the period from and including the Special Dividend Payment Date to and including the last calendar day of the month immediately preceding the month in which the current Dividend Payment Date falls, (c) for each Special Dividend Payment Date following a regular monthly Dividend Payment Date, the period from and including the first calendar day of the month in which such regular monthly Dividend Payment Date falls to but excluding the Special Dividend Payment Date, (d) for each Special Dividend Payment Date following another Special Dividend Payment Date, the period from and including the prior Special Dividend Payment Date to but excluding the current Special Dividend Payment Date and (e) the date or dates of the period as may be provided for in the Adjusted Rate Terms pursuant to Section 2.1(h). Notwithstanding the foregoing, the final Dividend Period in the Variable Rate Mode shall end on and include the last calendar day of the Variable Rate Mode.

“Dividend Rate” means, with respect to any Dividend Reset Period and subject to the adjustment described in Section 2.6, (i) the Index Rate for the Initial Dividend Reset Period plus the Applicable Spread for such Dividend Reset Period and (ii) for each Subsequent Dividend Reset Period, (A) the Index Rate in effect as of the Dividend Reset Date commencing such Dividend Reset Period plus the Applicable Spread for such Dividend Reset Period or (B) the Dividend Rate as may be provided for in the Adjusted Rate Terms pursuant to Section 2.1(h) and applicable to such Dividend Reset Period; provided, however, that, with respect to any Increased Rate Period (or any portion of a Dividend Reset Period to which the Increased Rate otherwise applies), the Dividend Rate shall mean the Increased Rate for such Increased Rate Period (or such portion of a Dividend Reset Period); provided further, that for any Dividend Reset Period (or portion thereof) during the Failed Transition Period, if any, “Dividend Rate” shall mean the Failed Transition Period Dividend Rate; and provided further that the Dividend Rate for any Dividend Reset Period (or portion thereof) shall in no event exceed the Maximum Rate.

“Dividend Reset Date” means (i) the Mode Commencement Date, (ii) thereafter, the first day of each Dividend Reset Period and (iii) as may be otherwise provided for in the Adjusted Rate Terms pursuant to Section 2.1(h).

“Dividend Reset Period” means the Initial Dividend Reset Period and any Subsequent Dividend Reset Period.

“Effective Leverage Ratio” has the meaning set forth in Section 2.2(d).

“Effective Leverage Ratio Cure Date” has the meaning set forth in Section 2.3(c)(ii)(A).

“Electronic Means” has the meaning set forth in the Statement.

“Exchange Agreement” means, with respect to the MFP Shares issued pursuant to the Statement and this Supplement, the Series B MuniFund Preferred Shares (MFP) Exchange Agreement to be dated as of March 29, 2018 between the Fund and Wells Fargo Bank, National Association.

“Failed Adjustment Event” means that, in the case of Adjusted Rate Terms proposed by the Majority Beneficial Owner, the Fund and the Required Beneficial Owners shall have failed to agree in writing to Adjusted

Rate Terms by the 180th calendar day, or such other date as the Fund and the Required Beneficial Owners shall agree, following the date of delivery of a Rate Adjustment Notice, unless the Rate Adjustment Notice shall have been withdrawn prior to such 180th calendar day or other agreed day.

“Failed Transition Event” means that, in the case of a proposed transition to a new Mode to succeed the Variable Rate Mode pursuant to Article 3, (i) the Transition Notice required by Section 3.3(c) states that the Transition Remarketing Agent was unable to successfully remarket all of the MFP Shares to be purchased on the New Mode Commencement Date, (ii) the remarketing proceeds for any tendered MFP Shares are not received for any reason by the Tender and Paying Agent by 4:30 p.m., New York City time, or, if payment is made directly to the Holders, by the Holders by the applicable deadline for payment to Holders, in each case, on the New Mode Commencement Date, or (iii) the Fund has otherwise been unsuccessful in establishing a new Mode to succeed the Variable Rate Mode (in each of which cases the related MFP Shares will be treated as not having been successfully remarketed).

“Failed Transition Period” means, upon the occurrence of a Failed Adjustment Event or a Failed Transition Event, the period commencing on the date of such Failed Adjustment Event or Failed Transition Event and ending on the earliest to occur of (i) the redemption by the Fund on the Failed Transition Redemption Date or, if earlier, another Redemption Date, if any, of 100% of the Outstanding MFP Shares, or (ii) the repurchase by the Fund of 100% of the Outstanding MFP Shares, or (iii) the successful Transition Remarketing of 100% of the Outstanding MFP Shares in accordance with the terms of this Supplement, or (iv) mutual agreement by the Fund and the Required Beneficial Owners to terminate the Failed Transition Period and revert to the Variable Rate Mode on the terms mutually agreed by the Fund and the Required Beneficial Owners.

“Failed Transition Period Applicable Spread” means, for each Dividend Reset Period or portion thereof occurring while the Failed Transition Period, if any, has occurred and is continuing: the higher of (i) the Applicable Spread that would otherwise be in effect absent a Failed Transition Event and (ii) 200 basis points (2.00%) (up to 59 days of the continued Failed Transition Period), 225 basis points (2.25%) (60 days but fewer than 90 days of the continued Failed Transition Period), 250 basis points (2.50%) (90 days but fewer than 120 days of the continued Failed Transition Period), 275 basis points (2.75%) (120 days but fewer than 150 days of the continued Failed Transition Period), 300 basis points (3.00%) (150 days but fewer than 180 days of the Failed Transition Period), and 400 basis points (4.00%) (180 days or more of the continued Failed Transition Period).

“Failed Transition Period Dividend Rate” means, with respect to any Dividend Reset Period (or portion thereof) occurring during the Failed Transition Period, if any, subject to the adjustment described in Section 2.6(a), the Index Rate for such Dividend Reset Period (or portion thereof) plus the Failed Transition Period Applicable Spread for such Dividend Reset Period (or portion thereof); provided, however, that, with respect to any Increased Rate Period (or any portion of a Dividend Reset Period to which the Increased Rate otherwise applies), the Failed Transition Period Dividend Rate shall mean the Increased Rate for such Increased Rate Period (or such portion of a Dividend Reset Period); and provided further, that the Failed Transition Period Dividend Rate for any Dividend Reset Period (or portion thereof) shall in no event exceed the Maximum Rate.

“Failed Transition Redemption Date” means (i) in the case of a Failed Adjustment Event, the first Business Day falling on or after the 90th calendar day following the Failed Adjustment Event or (ii) in the case of a Failed Transition Event, the first Business Day falling on or after the 180th calendar day following the Failed Transition Event.

“Fitch” has the meaning set forth in the Statement.

“Fund” has the meaning set forth in the preamble to this Supplement.

“Holder” has the meaning set forth in the Statement.

“Increased Rate” means, for any Increased Rate Period or any portion thereof to which the Increased Rate otherwise applies, the Index Rate for such Increased Rate Period or portion thereof plus an Applicable Spread of 5.70%.

“Increased Rate Period” has the meaning set forth in Section 2.1(f)(i).

“Index Rate” means, with respect to any Dividend Reset Period or portion thereof, (i) the SIFMA Municipal Swap Index made available by approximately 4:00 p.m., New York City time, on the Rate Determination Date for such Dividend Reset Period or (ii) if such index is not made so available on such date, the SIFMA Municipal Swap Index as determined on the previous Rate Determination Date or (iii) such index rate or rates as may be provided for in the Adjusted Rate Terms pursuant to Section 2.1(h).

“Initial Dividend Reset Period” means the period commencing on and including the Mode Commencement Date, and ending on, and including, the next succeeding calendar day that is a Wednesday (or, if such Wednesday is not a Business Day, the next succeeding Business Day).

“Initial Mode” means, the Variable Rate Mode designated by this Supplement for the period commencing on the Mode Commencement Date and ending on the Mode Termination Date.

“Investment Adviser” has the meaning set forth in the Statement.

“Liquidation Preference” has the meaning set forth in the Statement.

“Liquidity Account” has the meaning set forth in Section 2.7(a).

“Liquidity Account Investments” has the meaning set forth in the Statement.

“Liquidity Requirement” has the meaning set forth in Section 2.7(b).

“Majority Beneficial Owner” means the Beneficial Owner at the relevant date of more than 50% of the Outstanding MFP Shares.

“Mandatory Redemption Date” has the meaning set forth in Section 2.3(c)(iii).

“Mandatory Tender” means the mandatory tender of all MFP Shares by the Beneficial Owners thereof for Transition Remarketing and purchase on the New Mode Commencement Date.

“Market Value” has the meaning set forth in the Statement.

“Maximum Rate” means 15% per annum.

“Mode Change Notice” has the meaning set forth in Section 3.2(a).

“Mode Commencement Date” means March 29, 2018.

“Mode Termination Date” means the earliest of (i) the date established pursuant to Article 3 as the final day of the Variable Rate Mode preceding a successful transition to a new Mode, (ii) the Term Redemption Date and (iii) the date of earlier redemption of all of the Outstanding MFP Shares.

“New Mode Commencement Date” has the meaning set forth in Section 3.1(a).

“Notice of Redemption” has the meaning set forth in Section 2.3(e)(i).

“Notice of Taxable Allocation” has the meaning set forth in Section 2.6(a).

“NRSRO” has the meaning set forth in the Statement.

“Nuveen Person” means the Investment Adviser or any affiliated person of the Investment Adviser (as defined in Section 2(a)(3) of the 1940 Act) (other than the Fund, in the case of a redemption or purchase of the MFP Shares which are to be cancelled within ten (10) days of purchase by the Fund).

“Optional Redemption Date” has the meaning set forth in Section 2.3(d)(i).

“Outstanding” has the meaning set forth in the Statement.

“Person” has the meaning set forth in the Statement.

“Preferred Shares” has the meaning set forth in the Statement.

“Purchase Price” means an amount equal to the Liquidation Preference of each MFP Share to be purchased on the New Mode Commencement Date, plus any accumulated but unpaid dividends thereon (whether or not earned or declared), if any, to, but excluding, the New Mode Commencement Date.

“Purchaser” means Wells Fargo Bank, National Association as the initial purchaser of the MFP Shares pursuant to the Exchange Agreement.

“Rate Adjustment Agreement Date” has the meaning set forth in Section 2.1(h)(iv).

“Rate Adjustment Notice” means a notice of a proposed Adjusted Rate Terms, in the form of Appendix A hereto, delivered by either the Fund or the Majority Beneficial Owner in accordance with Section 2.1(h).

“Rate Adjustment Notice Period” means, with respect to any Rate Adjustment Notice, the period commencing on the date of delivery of the Rate Adjustment Notice and ending on the earliest to occur of (i) withdrawal or deemed withdrawal of the Rate Adjustment Notice in accordance with Section 2.1(h)(iii) or (vi), (ii) the related Rate Adjustment Agreement Date, (iii) the redemption, repurchase or successful Transition Remarketing of 100% of the Outstanding MFP Shares in accordance with the terms of this Supplement or (iv) the date of a Failed Adjustment Event, as applicable.

“Rate Determination Date” means, with respect to the Initial Dividend Reset Period, March 28, 2018, and, with respect to any Subsequent Dividend Reset Period, (i) the last day of the immediately preceding Dividend Reset Period or, if such day is not a Business Day, the next succeeding Business Day (provided, however, that the next succeeding Rate Determination Date will be determined without regard to any prior extension of a Rate Determination Date to a Business Day) or (ii) as may be otherwise provided for in the Adjusted Rate Terms pursuant to Section 2.1(h).

“Rating Agencies” means, as of any date, (i) Fitch and (ii) any other NRSRO designated as a Rating Agency on such date in accordance with Section 2.4, in each case above, to the extent it maintains a rating on the MFP Shares on such date and the Board of Trustees has not terminated its designation as a Rating Agency in accordance with Section 2.4. Fitch has initially been designated as the Rating Agency for purposes of the MFP Shares. In the event that at any time any Rating Agency (i) ceases to be a Rating Agency for purposes of the MFP Shares and such Rating Agency has been replaced by another Rating Agency in accordance with Section 2.4, any references to any credit rating of such replaced Rating Agency in this Supplement shall be deleted for purposes hereof as provided below and shall be deemed instead to be references to the equivalent credit rating of the other Rating Agency that has replaced such Rating Agency using the most recent published credit ratings for the MFP Shares of such replacement Rating Agency or (ii) designates a new rating definition for any credit rating of such Rating Agency with a corresponding replacement rating definition for such credit rating of such Rating Agency, any references to such replaced rating definition of such Rating Agency contained in this Supplement shall instead be deemed to be references to such corresponding replacement rating definition. Notwithstanding anything to the contrary in Section 7 of the Statement, in the event that at any time the designation of any Rating Agency as a Rating Agency for purposes of the MFP Shares is terminated in accordance with Section 2.4, any rating of such terminated Rating Agency, to the extent it would have been taken into account in any of the provisions of this Supplement for the MFP Shares, shall be disregarded, and only the ratings of the then-designated Rating Agencies for the MFP Shares shall be taken into account for purposes of this Supplement, provided that, for purposes of determining the Dividend Rate applicable to a Dividend Reset Period, any designation of a Rating Agency after the Rate Determination Date for such Dividend Reset Period will take effect on or as of the next succeeding Rate Determination Date.

“Rating Agency Guidelines” means the guidelines of any Rating Agency, as they may be amended or modified from time to time, compliance with which is required to cause such Rating Agency to continue to issue a rating with respect to the MFP Shares for so long as the MFP Shares are Outstanding during the Variable Rate Mode.

“Ratings Event” has the meaning set forth in Section 2.1(f)(i).

“Redemption Date” has the meaning set forth in Section 2.3(e)(i) and includes, as applicable, the Term Redemption Date, a Failed Transition Redemption Date, any Mandatory Redemption Date or any Optional Redemption Date.

“Redemption Default” has the meaning set forth in Section 2.1(f)(i).

“Redemption Price” means, for each MFP Share to be redeemed pursuant to Section 2.3, a price per share equal to (x) the Liquidation Preference per MFP Share plus (y) an amount equal to all unpaid dividends and other distributions on such MFP Share accumulated from and including the Date of Original Issue of such MFP Share to (but excluding) the date fixed for such redemption by the Board of Trustees (whether or not earned or declared by the Fund, but without interest thereon, and subject to Section 2.3(e)(vi)).

“Required Beneficial Owners” means the Beneficial Owners of 100% of the Outstanding MFP Shares.

“Securities Depository” has the meaning set forth in the Statement.

“SIFMA Municipal Swap Index” means the Securities Industry and Financial Markets Association Municipal Swap Index, or such other weekly, high-grade index comprised of seven-day, tax-exempt variable rate demand notes produced by Bloomberg or its successor, or as otherwise designated by the Securities Industry and Financial Markets Association; provided, however, that if such index is no longer produced by Bloomberg or its successor, then SIFMA Municipal Swap Index shall mean (i) the S&P Municipal Bond 7 Day High Grade Rate Index produced by Standard & Poor’s Financial Services LLC or its successors or (ii) if the S&P Municipal Bond 7 Day High Grade Rate Index is no longer produced, such other reasonably comparable index selected in good faith by the Board of Trustees of the Fund.

“Special Dividend Payment Date” has the meaning set forth in Section 2.1(g).

“Statement” has the meaning set forth in the preamble to this Supplement.

“Subsequent Dividend Reset Period” means (i) the period from, and including, the first day following the Initial Dividend Reset Period to, and including, the next Wednesday (or, if such Wednesday is not a Business Day, the next Business Day) and each subsequent period from, and including, the first day following the end of the previous Subsequent Dividend Reset Period to, and including, the next Wednesday (or, if such Wednesday is not a Business Day, the next Business Day), or (ii) as may be otherwise provided for in the Adjusted Rate Terms pursuant to Section 2.1(h).

“Supplement” has the meaning set forth in the preamble to this Supplement.

“Tax Event” has the meaning set forth in Section 2.1(f)(i).

“Taxable Allocation” means the allocation of any net capital gains or other income taxable for regular federal income tax purposes to a dividend paid in respect of the MFP Shares.

“Tender and Paying Agent” means, with respect to the MFP Shares, The Bank of New York Mellon and its successors or any other tender and paying agent appointed by the Fund with respect to the MFP Shares.

“Tender and Paying Agent Agreement” means, with respect to the MFP Shares, the Tender and Paying Agent Agreement to be dated as of March 29, 2018, by and between the Fund and the Tender and Paying Agent, and as the same may be amended, restated or modified from time to time, or any similar agreement between the Fund and any other tender and paying agent appointed by the Fund.

“Term Redemption Date” has the meaning set forth in the Statement.

“Transition” has the meaning set forth in Section 3.5(a).

“Transition Date” has the meaning set forth in Section 3.5(a).

“Transition Notice” has the meaning set forth in Section 3.3(c).

“Transition Remarketing” means the remarketing of the MFP Shares by the Transition Remarketing Agent on behalf of the Beneficial Owners thereof pursuant to the Mandatory Tender in connection with the transition from the Variable Rate Mode to a new Mode.

“Transition Remarketing Agent” means the entity or entities appointed as such by the Fund to conduct the Transition Remarketing.

“Variable Rate Mode” means the Mode established for the MFP Shares by the terms and conditions of the Statement as modified by this Supplement.

1.2 Interpretation. (a) The headings preceding the text of Sections included in this Supplement are for convenience only and shall not be deemed part of this Supplement or be given any effect in interpreting this Supplement. The use of the masculine, feminine or neuter gender or the singular or plural form of words herein shall not limit any provision of this Supplement. The use of the terms “including” or “include” shall in all cases herein mean “including, without limitation” or “include, without limitation,” respectively. Reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Supplement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Except as otherwise expressly set forth herein, reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder. References to Sections shall refer to those portions of this Supplement, unless otherwise provided. The use of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to this Supplement as a whole and not to any particular Article, Section or clause of this Supplement.

(b) Subject to Section 4(e) of the Statement, the terms and conditions of the MFP Shares set forth in this Supplement supersede the terms of the Statement, to the extent inconsistent therewith, for the Variable Rate Mode.

(c) This Supplement shall be effective on the Mode Commencement Date.

ARTICLE 2

TERMS APPLICABLE TO THE SERIES B MUNIFUND PREFERRED SHARES

FOR THE VARIABLE RATE MODE

The MFP Shares shall have the following terms for the Variable Rate Mode:

2.1 Dividends and Distributions.

(a) The amount of dividends per share payable on MFP Shares on any Dividend Payment Date shall equal the sum of the dividends accumulated but not yet paid for each Dividend Reset Period (or portion thereof) in the related Dividend Period. The amount of dividends per share accumulated for each such Dividend Reset Period (or portion thereof) shall be computed by (i) multiplying the Dividend Rate in effect for MFP Shares for such Dividend Reset Period (or portion thereof) by a fraction, the numerator of which shall be the actual number of days in such Dividend Reset Period (or portion thereof) and the denominator of which shall be the actual number of days in the year in which such Dividend Reset Period (or portion thereof) occurs (365 or 366) and (ii) multiplying the product determined pursuant to clause (i) by the Liquidation Preference for an MFP Share. The Dividend Rate may be adjusted to a new Dividend Rate as provided in the Adjusted Rate Terms pursuant to Section 2.1(h) below. The Dividend Rate shall be adjusted to the Increased Rate for each Increased Rate Period (or portion thereof) as provided in Section 2.1(f) below. For each Dividend Reset Period (or portion thereof) during the Failed Transition Period, if any, the Dividend Rate shall be the Failed Transition Period Dividend Rate.

(b) Dividends on MFP Shares with respect to any Dividend Period shall be declared to the Holders of such shares as their names shall appear on the registration books of the Fund at the close of business on each day in such Dividend Period and shall be paid as provided in Section 2.1(e) hereof. In connection with any transfer of MFP Shares, the transferor shall, subject to any agreement between the transferor and transferee, transfer to the transferee the transferor’s right to receive from the Fund any unpaid dividends so declared for each day prior to the transferee becoming the Holder or Beneficial Owner, as applicable, of the MFP Shares in consideration of a portion of the purchase price for such MFP Shares paid by the transferee.

(c) Not later than 5:00 p.m., New York City time, on the Business Day immediately preceding each Dividend Payment Date, the Fund shall deposit with the Tender and Paying Agent Deposit Securities having an aggregate Market Value on such date sufficient to pay the dividends and other distributions, if any, that are payable on such Dividend Payment Date in respect of the MFP Shares. The Fund may direct the Tender and Paying Agent with respect to the investment or reinvestment of any such Deposit Securities so deposited prior to the Dividend Payment Date, provided that such investment consists exclusively of Deposit Securities and provided further that the proceeds of any such investment will be available as same day funds at the opening of business on such Dividend Payment Date.

(d) All Deposit Securities deposited with the Tender and Paying Agent for the payment of dividends and other distributions, if any, payable on MFP Shares shall be held in trust for the payment of such dividends and other distributions by the Tender and Paying Agent for the benefit of the Holders of the MFP Shares entitled to the payment of such dividends and other distributions pursuant to Section 2.1(e). Any moneys paid to the Tender and Paying Agent in accordance with the foregoing but not applied by the Tender and Paying Agent to the payment of dividends and other distributions, including interest earned on such moneys while so held, will, to the extent permitted by law, be repaid to the Fund as soon as possible after the date on which such moneys were to have been so applied, upon request of the Fund.

(e) Dividends and any distributions made pursuant to Section 2.6(a) on the MFP Shares shall be paid on each Dividend Payment Date to the Holders of the MFP Shares as their names appear on the registration books of the Fund at the close of business on the day immediately preceding such Dividend Payment Date (or, if such day is not a Business Day, the next preceding Business Day). Dividends and any distributions made pursuant to Section 2.6(a) in arrears on MFP Shares for any past Dividend Period may be declared (to the extent not previously declared) and paid at any time, without reference to any regular Dividend Payment Date, to the Holders of such shares as their names appear on the registration books of the Fund on such date, not exceeding fifteen (15) calendar days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest or sum of money in lieu of interest will be payable in respect of any dividend payment or payments of other distributions on MFP Shares which may be in arrears.

(f) (i) The Dividend Rate shall be adjusted to the Increased Rate for each Increased Rate Period. Subject to the cure provisions of Section 2.1(f)(iii), a Dividend Reset Period with respect to the MFP Shares shall be deemed to be an “Increased Rate Period” if on the first day of such Dividend Reset Period, (A) the Fund has failed to deposit with the Tender and Paying Agent by 12:00 noon, New York City time, on a Dividend Payment Date, Deposit Securities that will provide funds available to the Tender and Paying Agent on such Dividend Payment Date sufficient to pay the full amount of any dividend on the MFP Shares payable on such Dividend

Payment Date (a “Dividend Default”) and such Dividend Default has not ended as contemplated by Section 2.1(f)(ii) on or prior to such first day; (B) the Fund has failed to deposit with the Tender and Paying Agent by 12:00 noon, New York City time, on an applicable Redemption Date for the MFP Shares (or any thereof), Deposit Securities that will provide funds available to the Tender and Paying Agent on such Redemption Date sufficient to pay the full amount of the Redemption Price payable in respect of such shares on such Redemption Date (a “Redemption Default”) and such Redemption Default has not ended as contemplated by Section 2.1(f)(ii) on or prior to such first day; (C) any Rating Agency has withdrawn the credit rating required to be maintained with respect to the MFP Shares pursuant to Section 2.4, other than due to the Rating Agency ceasing to rate tax-exempt closed-end management investment companies generally, and such withdrawal is continuing, or the Board of Trustees has terminated the designation of a Rating Agency without complying with the requirements of Section 2.4, and the MFP Shares are not then rated by a Rating Agency, and such condition is continuing; (D) a Ratings Event (as defined below) has occurred and is continuing with respect to the MFP Shares; or (E) (i) a court or other applicable governmental authority has made a final determination that for U.S. federal income tax purposes the MFP Shares do not qualify as equity in the Fund and (ii) such determination results from an act or failure to act on the part of the Fund (a “Tax Event”). A “Ratings Event” shall be deemed to exist with respect to the MFP Shares at any time the MFP Shares have a long-term credit rating from at least one-half of the Rating Agencies designated at such time (or from the Rating Agency designated at such time if only one Rating Agency is then designated) that is Below Investment Grade. For the avoidance of doubt, no determination by any court or other applicable governmental authority that requires the Fund to make an Additional Amount Payment in respect of a Taxable Allocation shall be deemed to be a Tax Event hereunder. In no event shall an Increased Rate be cumulative, notwithstanding the existence of and continuation of multiple conditions giving rise to an Increased Rate Period.

(ii) Subject to the cure provisions of Section 2.1(f)(iii), a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, an amount equal to all unpaid dividends and other distributions on the MFP Shares and any unpaid Redemption Price on the MFP Shares (or any thereof, as applicable) shall have been deposited irrevocably in trust in same-day funds with the Tender and Paying Agent.

(iii) No Increased Rate Period for the MFP Shares with respect to any Dividend Default or Redemption Default on such shares shall be deemed to have commenced if the amount of any dividend or any Redemption Price due in respect of the MFP Shares is deposited irrevocably in trust, in same-day funds, with the Tender and Paying Agent by 12:00 noon, New York City time, on a Business Day that is not later than three (3) Business Days after the applicable Dividend Payment Date or Redemption Date for the MFP Shares with respect to which such Default occurred, together with an amount equal to the Increased Rate on such shares applied to the aggregate Liquidation Preference of and for the period of such non-payment on such shares, determined as provided in Section 2.1(a).

(g) Notwithstanding the foregoing, the Fund in its discretion may establish Dividend Payment Dates (each, a “Special Dividend Payment Date”) more frequent than monthly Dividend Payment Dates in respect of the Variable Rate Mode; provided, that any such Special Dividend Payment Date shall be a Business Day.

(h) The following are the procedures for proposing and establishing Adjusted Rate Terms:

(i) On any day after May 28, 2018, the Fund, at its option, may seek to establish Adjusted Rate Terms by delivering a Rate Adjustment Notice by email transmission, confirmed promptly by telephone, to the Holders of the MFP Shares and the Purchaser, or by requesting the Tender and Paying Agent, on behalf of the Fund, to promptly do so; provided, that, if the MFP Shares are in certificated form, the Rate Adjustment Notice may be delivered to the Holders at their addresses as shown on the records of the Tender and Paying Agent by overnight delivery or by first class mail, postage prepaid. The date of delivery of a Rate Adjustment Notice shall be deemed to be the day on which it is sent by email transmission or, if applicable, overnight delivery or by first class mail, postage prepaid.

(ii) On any day after May 28, 2018, a Majority Beneficial Owner, at its option, may seek to have the Fund establish Adjusted Rate Terms by delivering a Rate Adjustment Notice by email transmission, confirmed promptly by telephone, to the Fund. Promptly after receiving such notice from such Majority Beneficial

Owner, if such Majority Beneficial Owner then owns less than 100% of the Outstanding MFP Shares, the Fund shall deliver, or request the Tender and Paying Agent, on behalf of the Fund, to deliver, notice thereof by overnight delivery, by first class mail, postage prepaid or by Electronic Means to the Holders of the MFP Shares. The date of delivery of a Rate Adjustment Notice shall be deemed to be the day on which it is sent by email transmission or, if applicable, overnight delivery or by first class mail, postage prepaid.

(iii) A Rate Adjustment Notice may be withdrawn at any time by the proposing party prior to agreement in writing to proposed Adjusted Rate Terms with the other party pursuant to such Rate Adjustment Notice, in which case the Rate Adjustment Notice Period shall terminate. Notice of withdrawal of a Rate Adjustment Notice shall be made by email transmission, confirmed promptly by telephone; provided, that if the MFP Shares are in certificated form, notice of withdrawal may be made by overnight delivery, by first class mail, postage prepaid to the Holders at their addresses as shown on the records of the Tender and Paying Agent. If at any time after the Majority Beneficial Owner delivers a Rate Adjustment Notice and while the related Rate Adjustment Notice Period is continuing, the Majority Beneficial Owner decreases its ownership level of MFP Shares to 50% or less of the Outstanding MFP Shares, its Rate Adjustment Notice shall be deemed withdrawn and the Rate Adjustment Notice Period shall terminate.

(iv) The Fund and the Required Beneficial Owners shall have until the 180th calendar day following the date of delivery of a Rate Adjustment Notice, or such other date as the Fund and the Required Beneficial Owners shall agree, to agree in writing to proposed Adjusted Rate Terms pursuant to the Rate Adjustment Notice (the date of such written agreement, the “Rate Adjustment Agreement Date”). The agreed Adjusted Rate Terms, if any, may be the Adjusted Rate Terms proposed in the Rate Adjustment Notice or such other Adjusted Rate Terms as the Fund and the Required Beneficial Owners may agree. If the Fund and the Required Beneficial Owners agree to Adjusted Rate Terms during the Rate Adjustment Notice Period, then the Adjusted Rate Terms shall become effective from and including the Dividend Reset Period immediately succeeding the Rate Adjustment Agreement Date.

(v) During a Rate Adjustment Notice Period, if the Majority Beneficial Owner is the proposing party, the Fund shall use its reasonable best efforts, to the extent it can do so on a commercially reasonable basis, to either agree with the Required Beneficial Owners on the Adjusted Rate Terms or establish a new Mode for the MFP Shares in accordance with Section 3.1(a). If the Majority Beneficial Owner is the proposing party, and the Fund and the Required Beneficial Owners fail to agree in writing to Adjusted Rate Terms during the Rate Adjustment Notice Period, then the proposed Adjusted Rate Terms shall not take effect, such failure shall constitute a Failed Adjustment Event and a Failed Transition Period shall commence. In such case, the Fund shall use its reasonable best efforts, to the extent that it can do so on a commercially reasonable basis, to establish a new Mode for the MFP Shares prior to the Failed Transition Redemption Date resulting from such Failed Adjustment Event in accordance with Section 3.1(a).

(vi) During a Rate Adjustment Notice Period, if the Fund is the proposing party, the Fund shall use its reasonable best efforts, to the extent it can do so on a commercially reasonable basis, to agree with the Required Beneficial Owners on the Adjusted Rate Terms. If the Fund and the Required Beneficial Owners fail to reach such agreement during the Rate Adjustment Notice Period, then the Rate Adjustment Notice shall be deemed withdrawn and the Rate Adjustment Notice Period shall terminate.

(vii) Adjusted Rate Terms, once established, may be further adjusted or replaced with new Adjusted Rate Terms in accordance with the terms hereof.

(viii) A Rate Adjustment Notice pursuant to this Section 2.1(h) may propose modified or new terms for the MFP Shares, including, but not limited to, the Dividend Rate (which may be fixed or floating), as well as, as applicable, the Index Rate, the Index Maturity, the Index Multiplier, the Applicable Spread, the Spread Multiplier, the Rate Determination Date(s), the Dividend Reset Date(s), the Dividend Reset Period(s), the Minimum Dividend Rate, the Day Count Convention, the Dividend Period(s) and other terms as set forth in the Rate Adjustment Notice (collectively, “Adjusted Rate Terms”); provided, that no Adjusted Rate Terms adopted in accordance with this Supplement shall modify the terms or applicability of Section 1, Section 4(e), Section 5, Section 8, Section 10(b)(i), Section 10(d), Section 10(h), Section 11 or Section 12(a) of the Statement; and provided further, that no Adjusted Rate Terms adopted in accordance with this Supplement shall modify any terms affecting the parity ranking of MFP Shares relative to any other series of Preferred Shares of the Fund at any time outstanding with respect to dividends or distributions of assets upon dissolution, liquidation or winding up of the affairs of the Fund. The Adjusted Rate Terms, if any, agreed to in accordance with the foregoing procedures shall be set forth in a supplement to this Supplement or in an amended Supplement. Any Adjusted Rate Terms used in this Supplement but not otherwise defined shall, as applicable, be defined in the Rate Adjustment Notice and such supplement or amended Supplement.

2.2 Coverage & Leverage Tests.

(a) Asset Coverage Requirement. For so long as any MFP Shares are Outstanding during the Variable Rate Mode, the Fund shall have Asset Coverage of at least 225% as of the close of business on each Business Day. If the Fund shall fail to maintain such Asset Coverage as of the close of business on any Business Day, the provisions of Section 2.3(c)(i) shall apply, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this Section 2.2(a).

(b) Calculation of Asset Coverage. For purposes of determining whether the requirements of Section 2.2(a) are satisfied, (i) no MFP Shares or other Preferred Shares shall be deemed to be Outstanding for purposes of any computation required by Section 2.2(a) if, prior to or concurrently with such determination, sufficient Deposit Securities or other sufficient funds (in accordance with the terms of such shares or other Preferred Shares) to pay the full redemption price for such shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been deposited in trust with the paying agent for the MFP Shares or other Preferred Shares and the requisite notice of redemption for such shares or other Preferred Shares (or the portion thereof to be redeemed) shall have been given, and (ii) the Deposit Securities or other sufficient funds that shall have been so deposited with the applicable paying agent shall not be included as assets of the Fund for purposes of such computation.

(c) Effective Leverage Ratio Requirement. For so long as MFP Shares are Outstanding during the Variable Rate Mode, the Effective Leverage Ratio shall not exceed 45% (or 46% solely by reason of fluctuations in the market value of the Fund’s portfolio securities) as of the close of business on any Business Day. If the Effective Leverage Ratio shall exceed the applicable percentage provided in the preceding sentence as of the close of business on any Business Day, the provisions of Section 2.3(c)(ii) shall apply, which provisions to the extent complied with shall constitute the sole remedy for the Fund’s failure to comply with the provisions of this Section 2.2(c).

(d) Calculation of Effective Leverage Ratio. For purposes of determining whether the requirements of Section 2.2(c) are satisfied, the “Effective Leverage Ratio” on any date shall mean the quotient of:

(i) The sum of (A) the aggregate liquidation preference of the Fund’s “senior securities” (as that term is defined in the 1940 Act) that are stock for purposes of the 1940 Act, excluding, without duplication, any such senior securities for which the Fund has issued a notice of redemption and either has delivered Deposit Securities or sufficient funds (in accordance with the terms of such senior securities) to the paying agent for such senior securities or otherwise has adequate Deposit Securities or sufficient funds on hand for the purpose of such redemption; (B) the aggregate principal amount of the Fund’s “senior securities representing indebtedness” (as that term is defined in the 1940 Act); and (C) the aggregate principal amount of floating rate securities not owned by the Fund that correspond to the associated inverse floating rate securities owned by the Fund; divided by

(ii) The sum of (A) the Market Value of the Fund’s total assets (including amounts attributable to senior securities but excluding any assets consisting of Deposit Securities or funds referred to in clause (A) of Section 2.2(d)(i) above), less the amount of the Fund’s accrued liabilities (other than liabilities for the aggregate principal amount of senior securities representing indebtedness, including floating rate securities), and (B) the aggregate principal amount of floating rate securities not owned by the Fund that correspond to the associated inverse floating rate securities owned by the Fund.

2.3 Redemption. The MFP Shares shall be subject to redemption by the Fund as provided below:

(a) Term Redemption. The Fund shall redeem all Outstanding MFP Shares on the Term Redemption Date as provided in the Statement.

(b) Failed Transition Redemption. The Fund shall redeem all Outstanding MFP Shares on the Failed Transition Redemption Date, if any, if the Failed Transition Period is then continuing, at a price per MFP Share equal to the Redemption Price.

(c) Asset Coverage and Effective Leverage Ratio Mandatory Redemption.

(i) Asset Coverage Mandatory Redemption.

(A) If the Fund fails to comply with the Asset Coverage requirement as provided in Section 2.2(a) as of any time as of which such compliance is required to be determined in accordance with Section 2.2(a) and such failure is not cured as of the Asset Coverage Cure Date other than as a result of the redemption required by this Section 2.3(c)(i), the Fund shall, to the extent permitted by the 1940 Act and Massachusetts law, by the close of business on the Business Day next following such Asset Coverage Cure Date, cause a notice of redemption to be issued, and cause to be deposited Deposit Securities or other sufficient funds in trust with the Tender and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption of a sufficient number of Preferred Shares, which at the Fund’s sole option (to the extent permitted by the 1940 Act and Massachusetts law) may include any number or proportion of MFP Shares, to enable it to meet the requirements of Section 2.3(c)(i)(B). In the event that any MFP Shares then Outstanding are to be redeemed pursuant to this Section 2.3(c)(i) or Section 2.3(c)(ii), the Fund shall redeem such shares at a price per MFP Share equal to the Redemption Price.

(B) On the Redemption Date for a redemption contemplated by Section 2.3(c)(i)(A), the Fund shall redeem, at the Redemption Price per MFP Share or specified redemption price for any other Preferred Shares, as applicable, out of funds legally available therefor, such number of Preferred Shares (which may include at the sole option of the Fund any number or proportion of MFP Shares) as shall be equal to the lesser of (x) the minimum number of Preferred Shares, the redemption of which, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, would result in the Fund having Asset Coverage on such Asset Coverage Cure Date of at least 225% (provided, however, that if there is no such minimum number of MFP Shares and other Preferred Shares the redemption or retirement of which would have such result, all MFP Shares and other Preferred Shares then outstanding shall be redeemed) and (y) the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. Notwithstanding the foregoing, in the event that Preferred Shares are redeemed pursuant to this Section 2.3(c)(i), the Fund may at its sole option, but is not required to, include in the number of Preferred Shares being mandatorily redeemed pursuant to this Section 2.3(c) a sufficient number of MFP Shares that, when aggregated with other Preferred Shares redeemed by the Fund, would result, if deemed to have occurred immediately prior to the opening of business on the Asset Coverage Cure Date, in the Fund having Asset Coverage on such Asset Coverage Cure Date of up to and including 250%. The Fund shall effect such redemption on the date fixed by the Fund therefor, which date shall not be later than thirty (30) calendar days after such Asset Coverage Cure Date, except that if the Fund does not have funds legally available for the redemption of all of the required number of MFP Shares and other Preferred Shares which have been designated to be redeemed or the Fund otherwise is unable to effect such redemption on or prior to thirty (30) calendar days after such Asset Coverage Cure Date, the Fund shall redeem those MFP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the Outstanding MFP Shares are to be redeemed pursuant to this Section 2.3(c)(i), the number of MFP Shares to be redeemed from the respective Holders shall be selected (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable, in each case, in accordance with the 1940 Act; provided that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.3(c)(i)(B) shall be subject to any applicable procedures established by the Securities Depository.

(ii) Effective Leverage Ratio Mandatory Redemption.

(A) If the Fund fails to comply with the Effective Leverage Ratio requirement as provided in Section 2.2(c) or as determined in accordance with Section 6.13 of the Exchange

Agreement (if then in effect) as of any time as of which such compliance is required to be determined in accordance with Section 2.2(c) and, in any such case, such failure is not cured as of the close of business on the date that is seven (7) Business Days following the Business Day on which such non-compliance is first determined (the “Effective Leverage Ratio Cure Date”) other than as a result of the redemption or other transactions required by this Section 2.3(c)(ii), the Fund shall not later than the close of business on the Business Day next following the Effective Leverage Ratio Cure Date cause the Effective Leverage Ratio (determined in accordance with the requirements applicable to the determination of the Effective Leverage Ratio under this Supplement and under the Exchange Agreement) to not exceed the Effective Leverage Ratio required under Section 2.2(c) (without giving effect to the parenthetical provision in the first sentence of Section 2.2(c)) as so determined, by (x) engaging in transactions involving or relating to the floating rate securities not owned by the Fund and/or the inverse floating rate securities owned by the Fund, including the purchase, sale or retirement thereof, (y) to the extent permitted by the 1940 Act and Massachusetts law, causing a notice of redemption to be issued, and, in addition, causing to be irrevocably deposited Deposit Securities or other sufficient funds in trust with the Tender and Paying Agent or other applicable paying agent, in each case in accordance with the terms of the Preferred Shares to be redeemed, for the redemption at the redemption price specified in the terms of such Preferred Shares of a sufficient number of Preferred Shares, which at the Fund’s sole option (to the extent permitted by the 1940 Act and Massachusetts law) may include any number or proportion of MFP Shares, or (z) engaging in any combination of the actions contemplated by clauses (x) and (y) of this Section 2.3(c)(ii)(A). In the event that any MFP Shares are to be redeemed pursuant to clause (y) of this Section 2.3(c)(ii)(A), the Fund shall redeem such MFP Shares at a price per MFP Share equal to the Redemption Price. Notwithstanding the foregoing, in the event that Preferred Shares are redeemed pursuant to this Section 2.3(c)(ii), the Fund may at its sole option, but is not required to, include in the number of Preferred Shares being mandatorily redeemed pursuant to this Section 2.3(c)(ii) a sufficient number of MFP Shares that, when aggregated with other Preferred Shares redeemed by the Fund and after giving effect to the transactions described in clause (x) of this Section 2.3(c)(ii)(A), would result, if deemed to have occurred immediately prior to the opening of business on the Effective Leverage Ratio Cure Date, in the Fund having an Effective Leverage Ratio on such Effective Leverage Ratio Cure Date of no less than 40%.

(B) On the Redemption Date for a redemption contemplated by clause (y) of Section 2.3(c)(ii)(A), the Fund shall not redeem more than the maximum number of Preferred Shares that can be redeemed out of funds expected to be legally available therefor in accordance with the Declaration and applicable law. If the Fund is unable to redeem the required number of MFP Shares and other Preferred Shares which have been designated to be redeemed in accordance with clause (y) of Section 2.3(c)(ii)(A) due to the unavailability of legally available funds, the Fund shall redeem those MFP Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which it is able to effect such redemption. If fewer than all of the Outstanding MFP Shares are to be redeemed pursuant to clause (y) of Section 2.3(c)(ii)(A), the number of MFP Shares to be redeemed from the respective Holders shall be selected (A) pro rata among the Outstanding shares of such Series, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable, in each case, in accordance with the 1940 Act; provided that such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.3(c)(ii)(B) shall be subject to any applicable procedures established by the Securities Depository.

(iii) Mandatory Redemption Date. Any date fixed for the redemption of MFP Shares pursuant to the requirements of this Section 2.3(c) and in accordance with Section 2.3(e) shall constitute a “Mandatory Redemption Date.”

(d) Optional Redemption.

(i) Subject to the provisions of Section 2.3(d)(ii), the Fund may at its option on any Business Day after September 30, 2018 (an “Optional Redemption Date”) redeem in whole or from time to time in part the Outstanding MFP Shares, at a price per MFP Share equal to the Redemption Price.

(ii) If fewer than all of the Outstanding MFP Shares are to be redeemed pursuant to Section 2.3(d)(i), the MFP Shares to be redeemed from the respective Holders shall be selected either (A) pro rata among the Holders of the MFP Shares, (B) by lot or (C) in such other manner as the Board of Trustees may determine to be fair and equitable; provided that, in each case, such method of redemption as set forth in clause (A), (B) or (C) of this Section 2.3(d)(ii) shall be subject to any applicable procedures established by the Securities

Depository. Subject to the provisions of the Statement and this Supplement and applicable law, the Board of Trustees will have the full power and authority to prescribe the terms and conditions upon which MFP Shares will be redeemed pursuant to this Section 2.3(d) from time to time.

(iii) The Fund may not on any date deliver a Notice of Redemption pursuant to Section 2.3(d) in respect of a redemption contemplated to be effected pursuant to this Section 2.3(d) unless on such date the Fund has available Deposit Securities for the Optional Redemption Date contemplated by such Notice of Redemption having a Market Value not less than the amount (including any applicable premium) due to Holders of MFP Shares by reason of the redemption of such MFP Shares on such Optional Redemption Date.

(iv) MFP Shares redeemed at the Fund’s sole option in accordance with, but solely to the extent contemplated by, Section 2.3(c)(i)(B) or Section 2.3(c)(ii) shall be considered mandatorily redeemed in accordance therewith and not subject to this Section 2.3(d).

(e) Procedures for Redemption.

(i) If the Fund shall determine or be required to redeem, in whole or in part, MFP Shares pursuant to Section 2.3(a), (b), (c) or (d), the Fund shall deliver a notice of redemption (the “Notice of Redemption”), by overnight delivery, by first class mail, postage prepaid or by Electronic Means to Holders thereof, or request the Tender and Paying Agent, on behalf of the Fund, to promptly do so by overnight delivery, by first class mail, postage prepaid or by Electronic Means. A Notice of Redemption shall be provided not more than forty-five (45) calendar days prior to the date fixed for redemption and not less than ten (10) calendar days (or such shorter or longer notice period as may be consented to by the Required Beneficial Owners, which consent shall not be deemed to be a vote required by Section 5 of the Statement) prior to the date fixed for redemption pursuant to this Section 2.3(e) in such Notice of Redemption (the “Redemption Date”). Each such Notice of Redemption shall state: (A) the Redemption Date; (B) the Series and number of MFP Shares to be redeemed; (C) the CUSIP number for the MFP Shares; (D) the applicable Redemption Price on a per share basis or, if not then ascertainable, the manner of calculation thereof; (E) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Notice of Redemption states) are to be surrendered for payment of the Redemption Price; (F) that dividends on the MFP Shares to be redeemed will cease to accumulate from and after such Redemption Date; and (G) the provisions of this Supplement under which such redemption is made. If fewer than all MFP Shares held by any Holder are to be redeemed, the Notice of Redemption delivered to such Holder shall also specify the number of MFP Shares to be redeemed from such Holder and/or the method of determining such number. The Fund may provide in the Notice of Redemption relating to a Failed Transition Period redemption that such redemption is subject to the condition of the Failed Transition Period being continuing on the related Redemption Date. The Fund may provide in any Notice of Redemption relating to an optional redemption contemplated to be effected pursuant to this Supplement that such redemption is subject to one or more conditions precedent and that the Fund shall not be required to effect such redemption unless each such condition has been satisfied at the time or times and in the manner specified in such Notice of Redemption. No defect in the Notice of Redemption or delivery thereof shall affect the validity of redemption proceedings, except as required by applicable law.

(ii) If the Fund shall give a Notice of Redemption, then at any time from and after the giving of a Notice of Redemption and prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date (so long as any applicable conditions precedent to such redemption have been met or waived by the Fund), the Fund shall (A) deposit with the Tender and Paying Agent Deposit Securities having an aggregate Market Value on the date thereof no less than the Redemption Price of the MFP Shares to be redeemed on the Redemption Date and (B) give the Tender and Paying Agent irrevocable instructions and authority to pay the applicable Redemption Price to the Holders of the MFP Shares called for redemption and redeemed on the Redemption Date. Notwithstanding the provisions of clause (A) of the preceding sentence, if the Redemption Date is the Failed Transition Redemption Date, then such deposit of Deposit Securities (which may come in whole or in part from the Liquidity Account) shall be made no later than fifteen (15) calendar days prior to the Failed Transition Redemption Date. The Fund may direct the Tender and Paying Agent with respect to the investment of any Deposit Securities consisting of cash so deposited prior to the Redemption Date, provided that the proceeds of any such investment shall be available at the opening of business on the Redemption Date as same day funds.

(iii) Upon the date of the deposit of such Deposit Securities, all rights of the Holders of the MFP Shares so called for redemption shall cease and terminate except the right of the Holders thereof to receive the Redemption Price thereof and such MFP Shares shall no longer be deemed Outstanding for any purpose whatsoever (other than (A) the transfer thereof prior to the applicable Redemption Date and (B) the accumulation of dividends thereon in accordance with the terms hereof, including Section 2.3(e)(vi), up to (but excluding) the applicable date of redemption of the MFP Shares, which accumulated dividends, unless previously declared and paid as contemplated by the last sentence of Section 2.3(e)(v) below, shall be payable as part of the applicable Redemption Price on the date of redemption of the MFP Shares). The Fund shall be entitled to receive, promptly after the Redemption Date, any Deposit Securities in excess of the aggregate Redemption Price of the MFP Shares called for redemption and redeemed on the Redemption Date. Any Deposit Securities so deposited that are unclaimed at the end of three hundred and sixty five (365) calendar days from the date of redemption of the MFP Shares shall, to the extent permitted by law, be repaid to the Fund, after which the Holders of the MFP Shares so called for redemption shall look only to the Fund for payment of the Redemption Price thereof. The Fund shall be entitled to receive, from time to time after the date of redemption, any interest on the Deposit Securities so deposited.

(iv) On or after the Redemption Date, each Holder of MFP Shares in certificated form (if any) that are subject to redemption shall surrender the certificate(s) evidencing such MFP Shares to the Fund at the place designated in the Notice of Redemption and shall then be entitled to receive the Redemption Price for such MFP Shares, without interest, and, in the case of a redemption of fewer than all the MFP Shares represented by such certificate(s), a new certificate representing the MFP Shares that were not redeemed.

(v) In the case of any redemption pursuant to Section 2.3(d), no Redemption Default shall be deemed to have occurred if the Fund shall fail to deposit in trust with the Tender and Paying Agent the Redemption Price with respect to any shares where (1) the Notice of Redemption relating to such redemption provided that such redemption was subject to one or more conditions precedent and (2) any such condition precedent shall not have been satisfied at the time or times and in the manner specified in such Notice of Redemption. Notwithstanding the fact that a Notice of Redemption has been provided with respect to any MFP Shares, dividends may be declared and paid on each Dividend Payment Date in accordance with their terms if Deposit Securities for the payment of the Redemption Price of such MFP Shares shall not have been deposited in trust with the Tender and Paying Agent for that purpose.

(vi) Notwithstanding anything to the contrary herein or in the Statement or in any Notice of Redemption, if the Fund shall not have redeemed MFP Shares on the applicable Redemption Date, the Holders of the MFP Shares subject to redemption shall continue to be entitled to receive dividends on such shares at the Dividend Rate for the period from, and including, such Redemption Date through, but excluding, the date on which such shares are actually redeemed and such dividends, to the extent accumulated, but unpaid, during such period (whether or not earned or declared but without interest thereon), together with any Additional Amount Payment applicable thereto, shall be included in the Redemption Price for the MFP Shares.

(f) Tender and Paying Agent as Trustee of Redemption Payments by Fund. All Deposit Securities transferred to the Tender and Paying Agent for payment of the Redemption Price of MFP Shares called for redemption shall be held in trust by the Tender and Paying Agent for the benefit of Holders of MFP Shares so to be redeemed until paid to such Holders in accordance with the terms hereof or returned to the Fund in accordance with the provisions of Section 2.3(e)(iii) above.

(g) Modification of Redemption Procedures. Notwithstanding the foregoing provisions of this Section 2.3, the Fund may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of redemption for the MFP Shares, provided that such modification does not materially and adversely affect the Holders of the MFP Shares or cause the Fund to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Tender and Paying Agent without its prior consent.

2.4 Rating Agencies. The Fund shall use commercially reasonable efforts to cause a Rating Agency to issue a long-term credit rating with respect to the MFP Shares for so long as the MFP Shares are Outstanding during the Variable Rate Mode. The Fund shall use commercially reasonable efforts to comply with any applicable Rating

Agency Guidelines. If a Rating Agency shall cease to rate the securities of tax-exempt closed-end management investment companies generally, the Board of Trustees shall terminate the designation of such Rating Agency as a Rating Agency hereunder. The Board of Trustees may elect to terminate the designation of any Rating Agency as a Rating Agency hereunder with respect to the MFP Shares so long as either (i) immediately following such termination, there would be at least one Rating Agency with respect to the MFP Shares or (ii) it replaces the terminated Rating Agency with another NRSRO and provides notice thereof to the Holders of the MFP Shares; provided that such replacement shall not occur unless such a replacement Rating Agency shall have at the time of such replacement (i) published a rating for the MFP Shares and (ii) entered into an agreement with the Fund to continue to publish such rating subject to the Rating Agency’s customary conditions. The Board of Trustees may also elect to designate one or more other NRSROs as Rating Agencies hereunder with respect to the MFP Shares by notice to the Holders of the MFP Shares. The Rating Agency Guidelines of any Rating Agency may be amended by such Rating Agency without the vote, consent or approval of the Fund, the Board of Trustees or any Holder of the MFP Shares or any other shareholder of the Fund.

2.5 Issuance of Additional Preferred Shares. So long as any MFP Shares are Outstanding, the Fund may, without the vote or consent of the Holders thereof, authorize, establish and create and issue and sell shares of one or more series of a class of Preferred Shares ranking on a parity with MFP Shares as to the payment of dividends and the distribution of assets upon dissolution, liquidation or the winding up of the affairs of the Fund, in addition to then Outstanding MFP Shares, and authorize, issue and sell additional shares of any such Series of Preferred Shares then outstanding or so established and created, including additional MFP Shares, in each case in accordance with applicable law, provided that the Fund shall, immediately after giving effect to the issuance of such Preferred Shares and to its receipt and application of the proceeds thereof, including to the redemption of Preferred Shares with such proceeds, have Asset Coverage (calculated in the same manner as is contemplated by Section 2.2(b)) of at least 225% and an Effective Leverage Ratio not in excess of 45%.

2.6 Distributions with respect to Taxable Allocations. Whenever a Taxable Allocation is to be paid by the Fund with respect to the MFP Shares with respect to any Dividend Period and either the Increased Rate or the Maximum Rate is not in effect during such Dividend Period, the Fund shall comply with one of clause (a), clause (b) or clause (c) of this Section 2.6:

(a) The Fund may provide notice to the Tender and Paying Agent prior to the commencement of any Dividend Period for the MFP Shares of the amount of the Taxable Allocation that will be made in respect of shares of such Series for such Dividend Period (a “Notice of Taxable Allocation”). Such Notice of the Taxable Allocation will state the amount of the dividends payable in respect of each MFP Share for such Dividend Period that will be treated as a Taxable Allocation and the adjustment to the Dividend Rate for each Dividend Reset Period (or portion thereof) included in such Dividend Period that will be required to pay the Additional Amount Payment in respect of the Taxable Allocation paid on such MFP Share for such Dividend Period. In lieu of adjusting the Dividend Rate, the Fund may make, in addition to and in conjunction with the payment of regular dividends for such Dividend Period, a supplemental distribution in respect of each share of such series for such Dividend Period equal to the Additional Amount Payment payable in respect of the Taxable Allocation paid on such share for such Dividend Period. The Fund will use commercially reasonable efforts to effect the distribution of Taxable Allocations in respect of the MFP Shares as provided in this Section 2.6(a), and shall only effect the adjustment or distribution in respect of Taxable Allocations as described in Section 2.6(b) and/or Section 2.6(c) if such commercially reasonable efforts do not reasonably permit the Fund to effect the adjustment or distribution in respect of a Taxable Allocation as contemplated by this Section 2.6(a).

(b) If the Fund does not provide a Notice of Taxable Allocation as provided in Section 2.6(a) with respect to a Taxable Allocation that is made in respect of the MFP Shares, the Fund may make one or more supplemental distributions on the MFP Shares equal to the Additional Amount Payment due in respect of such Taxable Allocation. Any such supplemental distribution in respect of the MFP Shares shall be made reasonably promptly following any such Taxable Allocation and may be declared and paid on any date, without reference to any regular Dividend Payment Date, to the Holders of the MFP Shares as their names appear on the registration books of the Fund on such date, not exceeding fifteen (15) calendar days preceding the payment date of such supplemental distribution, as may be fixed by the Board of Trustees.

(c) If in connection with a redemption of MFP Shares, the Fund makes a Taxable Allocation without having either given advance notice thereof pursuant to Section 2.6(a) or made one or more supplemental distributions pursuant to Section 2.6(b), the Fund shall direct the Tender and Paying Agent to send an Additional Amount Payment in respect of such Taxable Allocation to each Beneficial Owner of such shares at such Person’s address as the same appears or last appeared on the record books of the Fund. For such purpose, the Fund and the Tender and Paying Agent may rely on the address most recently provided by the Beneficial Owner in accordance with the Exchange Agreement (including any transferee certificate delivered in accordance therewith).

(d) Except as required by the Exchange Agreement, for so long as the applicable provisions of the Exchange Agreement shall be in effect, the Fund shall not be required to pay Additional Amount Payments with respect to the MFP Shares with respect to any net capital gain or ordinary income determined by the Internal Revenue Service to be allocable in a manner different from the manner used by the Fund.

2.7 Failed Transition Redemption Liquidity Account and Liquidity Requirement.

(a) By the first Business Day following the commencement and during the continuance of the Failed Transition Period, the Fund shall cause the Custodian to earmark, by means of appropriate identification on its books and records or otherwise in accordance with the Custodian’s normal procedures, from the other assets of the Fund (a “Liquidity Account”) Liquidity Account Investments with a Market Value equal to at least 110% of the Liquidation Preference of the Outstanding MFP Shares. If, while the Failed Transition Period is continuing, the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account as of the close of business on any Business Day is less than 110% of the Liquidation Preference of the Outstanding MFP Shares, then the Fund shall cause the Custodian and the Investment Adviser to take all such necessary actions, including earmarking additional assets of the Fund as Liquidity Account Investments, so that the aggregate Market Value of the Liquidity Account Investments included in the Liquidity Account is at least equal to 110% of the Liquidation Preference of the Outstanding MFP Shares not later than the close of business on the next succeeding Business Day. With respect to assets of the Fund earmarked as Liquidity Account Investments, the Investment Adviser, on behalf of the Fund, shall be entitled to instruct the Custodian on any date to release any Liquidity Account Investments from such earmarking and to substitute therefor other Liquidity Account Investments, so long as (x) the assets of the Fund earmarked as Liquidity Account Investments at the close of business on such date have a Market Value at least equal to 110% of the Liquidation Preference of the Outstanding MFP Shares and (y) the assets of the Fund designated and earmarked as Deposit Securities at the close of business on such date have a Market Value at least equal to the Liquidity Requirement (if any) determined in accordance with paragraph (b) below with respect to the Outstanding MFP Shares for such date. The Fund shall cause the Custodian not to permit, and the Fund shall otherwise not permit, any lien, security interest or encumbrance to be created or permitted to exist on or in respect of any Liquidity Account Investments included in the Liquidity Account, other than liens, security interests or encumbrances arising by operation of law and any lien of the Custodian with respect to the payment of its fees or repayment for its advances.

(b)

(i) In the case of a Failed Transition Period relating to a Failed Adjustment Event, the Market Value of the Deposit Securities held in the Liquidity Account, from and after the day (or, if such day is not a Business Day, the next succeeding Business Day) preceding the Failed Transition Redemption Date specified in the table set forth below, shall not be less than the percentage of the Liquidation Preference for the Outstanding MFP Shares set forth below opposite such day (the “Liquidity Requirement”), but in all cases subject to the cure provisions of subsection (c) below:

Number of Days Preceding the Failed Transition Redemption Date	Market Value of Deposit Securities as Percentage of Liquidation Preference
45	20%
30	40%
20	60%
10	80%
5	100%

(ii) In the case of a Failed Transition Period relating to a Failed Transition Event where the Fund has initiated a proposed Transition pursuant to Section 3.5, the Market Value of the Deposit Securities held in the Liquidity Account, from and after the day (or, if such day is not a Business Day, the next succeeding Business Day) preceding the Failed Transition Redemption Date specified in the table set forth below, shall not be less than the Liquidity Requirement set forth below opposite such day, but in all cases subject to the cure provisions of subsection (c) below:

Number of Days Preceding the Failed Transition Redemption Date	Market Value of Deposit Securities as Percentage of Liquidation Preference
150	20%
120	40%
90	60%
60	80%
30	100%

(c) If the aggregate Market Value of the Deposit Securities included in the Liquidity Account as of the close of business on any Business Day is less than the Liquidity Requirement in respect of the Outstanding MFP Shares for such Business Day, then the Fund shall cause the earmarking of additional or substitute Deposit Securities in respect of the Liquidity Account, so that the aggregate Market Value of the Deposit Securities included in the Liquidity Account is at least equal to the Liquidity Requirement for the Outstanding MFP Shares not later than the close of business on the next succeeding Business Day.

(d) The Deposit Securities included in the Liquidity Account may be applied by the Fund, in its discretion, towards payment of the Redemption Price for the Outstanding MFP Shares. Upon the earlier to occur of (x) the successful Transition Remarketing of the Outstanding MFP Shares or (y) the deposit by the Fund with the Tender and Paying Agent of Deposit Securities having an initial combined Market Value sufficient to effect the redemption of the Outstanding MFP Shares on the Failed Transition Redemption Date for the Outstanding MFP Shares, the requirement of the Fund to maintain a Liquidity Account for the Outstanding MFP Shares as contemplated by this Section 2.7 shall lapse and be of no further force and effect.

2.8 Termination. In the event that no MFP Shares are Outstanding, all rights and preferences of the MFP Shares established and designated hereunder shall cease and terminate, and all obligations of the Fund under the Statement and this Supplement with respect to the MFP Shares shall terminate.

2.9 Actions on Other than Business Days. Unless otherwise provided herein, if the date for making any payment, performing any act or exercising any right, in each case as provided for in this Supplement, is not a Business Day, such payment shall be made, act performed or right exercised on the next succeeding Business Day, with the same force and effect as if made or done on the nominal date provided therefor, and, with respect to any payment so made, no dividends, interest or other amount shall accrue for the period between such nominal date and the date of payment.

2.10 Modification. To the extent permitted by law, the Statement and the Exchange Agreement, the Board of Trustees, without the vote of the Holders of the MFP Shares, may interpret, supplement or amend the provisions of this Supplement.

2.11 Transfers. A Beneficial Owner or Holder of any MFP Shares may sell, transfer or otherwise dispose of MFP Shares only in whole shares and only to (1) (i) Persons that such Beneficial Owner or Holder reasonably believes are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) in accordance with Rule 144A under the Securities Act or any successor provision that are registered closed-end management investment companies, the shares of which are traded on a national securities exchange (“Closed-End Funds”), banks (or affiliates of banks), insurance companies or registered open-end management investment companies, (ii) tender option bond trusts or similar vehicles in which all investors are Persons that such Beneficial Owner or Holder reasonably believes are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act or any successor provision) that are Closed-End Funds, banks (or affiliates of banks), insurance companies, or registered open-end management investment companies, or (iii) other investors with the prior written consent of the Fund and (2) unless the prior written consent of the Fund and the Holder(s) of more than 50% of the Outstanding MFP Shares is obtained, not a Nuveen Person, if such Nuveen Person would, after such sale and transfer, own more than 20% of the Outstanding MFP Shares.

2.12 Acknowledgement of Contractual Rights. Nothing in this Supplement or the Statement (including, without limitation, Section 5 of the Statement) shall be deemed to preclude or limit the right of the Fund (to the extent permitted by applicable law) to contractually agree with any Holder or Beneficial Owner of MFP Shares with regard to any special rights of such Holder or Beneficial Owner with respect to its investment in the Fund.

ARTICLE 3

DESIGNATION OF NEW MODE

3.1 General Provisions.

(a) To the extent provided in Section 2.1(h)(v), or upon the occurrence of a Failed Adjustment Event or a Failed Transition Event, or upon the Fund electing to effect a Transition in accordance with Section 3.5, the Fund agrees to use its reasonable best efforts, to the extent that it can do so on a commercially reasonable basis, to transition to a new Mode by establishing a new Mode to succeed the Variable Rate Mode that will result in a transition to such new Mode on a Thursday that is a Business Day (such Business Day, the “New Mode Commencement Date”), with terms as set forth in a new supplement designating the terms of such Mode; provided that, in the case of a Failed Adjustment Event or a Failed Transition Event, such Mode shall begin prior to the related scheduled Redemption Date.

(b) In the event that the Fund successfully designates a new Mode succeeding the Variable Rate Mode, and no Failed Transition Event otherwise shall have occurred and be continuing as of the designated New Mode Commencement Date, then on and as of the New Mode Commencement Date, the MFP Shares shall be subject to the terms established for such new Mode. If a Failed Transition Event shall have occurred and be continuing, (i) the new Mode designated by the Fund shall not be established, (ii) pursuant to Section 3.3(c), all tendered MFP Shares, if any, shall be returned to the relevant tendering Holders by the Tender and Paying Agent, and (iii) all of the then Outstanding MFP Shares shall be redeemed by the Fund on the applicable Failed Transition Redemption Date in accordance with Section 2.3(b).

(c) The Fund shall use its best efforts to cause the transition to a new Mode succeeding the Variable Rate Mode and the terms and conditions of such new Mode to be consistent with the continuing qualification of the MFP Shares as equity in the Fund for U.S. federal income tax purposes, and it shall be a condition precedent to such transition that the Fund shall have received an opinion of counsel to the effect that the MFP Shares will continue to qualify as equity in the Fund for U.S. federal income tax purposes.

3.2 Election and Notice of Mode Change.

(a) The Fund shall provide notice of the termination of the Variable Rate Mode and proposed transition to a new Mode succeeding the Variable Rate Mode by delivering a notice of Mode change (a “Mode Change Notice”) by overnight delivery, by first class mail, postage prepaid or by Electronic Means to the Holders of the MFP Shares, or by requesting the Tender and Paying Agent, on behalf of the Fund, to promptly do so. In the case of an optional Transition, the Mode Change Notice shall be provided not more than forty-five (45) calendar days and not less than thirty (30) calendar days (or such shorter or longer notice period as may be consented to by the Required Beneficial Owners, or, if so provided in the Exchange Agreement (if in effect), the Purchaser (which consent shall not be deemed to be a vote required by Section 5 of the Statement)) prior to the Mode Termination Date for the Variable Rate Mode specified in such Mode Change Notice; provided that, no minimum notice period shall be required in connection with delivery of a Mode Change Notice following a Failed Adjustment Event or a Failed Transition Event. Subject to the notice requirement in the immediately preceding sentence, the Fund may select any Wednesday that is a Business Day, and for which the next calendar day is also a Business Day, as the Mode Termination Date, with the new Mode to commence on the New Mode Commencement Date and end not later than the Term Redemption Date. The terms of the new Mode may not, in any event, affect the parity ranking of MFP Shares relative to each other or to any other series of Preferred Shares of the Fund then outstanding with respect to dividends or distribution of assets upon dissolution, liquidation or winding up of the affairs of the Fund.

(b) The Mode Change Notice shall state, as applicable: (A) the Mode Termination Date; (B) the series of Preferred Shares to which the notice relates; (C) the CUSIP number for the MFP Shares; (D) the Purchase Price on a per share basis; (E) that (i) all Outstanding MFP Shares will be subject to Mandatory Tender for Transition Remarketing and purchase on the New Mode Commencement Date, and (ii) in the event of a Failed Transition Event, all tendered MFP Shares will be returned to the relevant tendering Holders; (F) if applicable, the place or places where the certificate(s) for such shares (properly endorsed or assigned for transfer, if the Board of Trustees requires and the Mode Change Notice states) are to be surrendered for payment of the Purchase Price; and (G) that the notice relates to a Mode change and, if applicable, pursuant to an optional Transition. The Fund may provide in the Mode Change Notice that such Mode change is subject to one or more additional conditions precedent and that the Fund shall not be required to effect such change unless each such condition has been satisfied at the time or times and in the manner specified in such Mode Change Notice; provided, that no such conditions shall affect the consequences of a Failed Adjustment Event or a Failed Transition Event.

3.3 Transition to a New Mode.

(a) In the case of a transition to a new Mode succeeding the Variable Rate Mode, all Outstanding MFP Shares automatically shall be subject to Mandatory Tender for Transition Remarketing and delivered to the Tender and Paying Agent for purchase by purchasers in the Transition Remarketing on the New Mode Commencement Date, in the event of a successful Transition Remarketing. All tendered MFP Shares shall be remarketed at the Purchase Price of such MFP Shares. The calculation of the Purchase Price of the MFP Shares shall be made by the Transition Remarketing Agent in advance of the New Mode Commencement Date. The Fund shall use its best efforts to engage Nuveen Securities, LLC or another Person with expertise in remarketing variable-rate securities as Transition Remarketing Agent, and to cause the Transition Remarketing Agent to agree to use its best efforts to find purchasers for all the MFP Shares subject to Mandatory Tender pursuant to this Section 3.3.

(b) In the event of a successful Transition Remarketing, the proceeds of the sale of the tendered MFP Shares shall be used by the Tender and Paying Agent for the purchase of the tendered MFP Shares at the Purchase Price, and the terms of the sale will provide for the wire transfer of such Purchase Price by the Transition Remarketing Agent to be received by the Tender and Paying Agent no later than 11:00 a.m., New York City time, on the New Mode Commencement Date for payment to the Holders tendering MFP Shares for sale through the Securities Depository in immediately available funds, against delivery of the tendered MFP Shares either (i) to the Tender and Paying Agent through the Securities Depository on the New Mode Commencement Date and the re-delivery of such MFP Shares by means of “FREE” delivery through the Securities Depository to the Transition Remarketing Agent for delivery to the relevant purchaser’s Agent Member or (ii) directly to the Transition Remarketing Agent or such Agent Member, through the Securities Depository by 3:00 p.m., New York City time, on the New Mode Commencement Date.

(c) By 3:30 p.m., New York City time, on the New Mode Commencement Date, the Transition Remarketing Agent shall deliver a notice to the Tender and Paying Agent and the Fund (a “Transition Notice”), by Electronic Means, that provides notice of the successful Transition Remarketing of all Outstanding MFP Shares or, if applicable, the number of MFP Shares, if any, not successfully remarketed for purchase on the New Mode Commencement Date, and the Purchase Price per MFP Share. If (i) the Transition Notice states that the Transition Remarketing Agent has not successfully remarketed all of the MFP Shares to be purchased on the New Mode Commencement Date, or (ii) the remarketing proceeds for any tendered MFP Shares have not been received for any reason (x) by the Tender and Paying Agent by 4:30 p.m., New York City time, or (y) if payment is made directly to the Holders, by the Holders by the applicable deadline for payment to Holders, in each case on the New Mode Commencement Date, or (iii) the Fund has otherwise been unsuccessful in establishing a new Mode (in each of which cases the MFP Shares will be treated as not having been successfully remarketed), the Tender and Paying Agent will promptly, and in any event not later than 5:00 p.m., New York City time, on the New Mode Commencement Date, deliver by Electronic Means to the Holders, the Fund and the Transition Remarketing Agent a notice stating that a Failed Transition Event has occurred; provided, that, if payment for all Outstanding MFP Shares is received by, as applicable, the Tender and Paying Agent after 2:45 p.m., New York City time, or the Holders after the applicable deadline indicated above, but by 4:30 p.m., New York City time, on such day, then the

Mode Termination Date shall be deemed changed to such day and the New Mode Commencement Date shall be deemed changed to the immediately succeeding Business Day. The New Mode Commencement Date, and the date, if any, to which it shall have been postponed in accordance with the foregoing, shall be a Dividend Payment Date.

(d) Any funds paid by the Transition Remarketing Agent and held in an account of the Tender and Paying Agent for the payment of the Purchase Price in connection with the Transition Remarketing shall be held in trust for the benefit of the Transition Remarketing Agent on account of purchasers of the MFP Shares in the Transition Remarketing until the MFP Shares are delivered by the tendering Holders against payment therefor, or returned to the Transition Remarketing Agent on account of such purchasers. In the event of a successful Transition Remarketing, upon receipt of MFP Shares from the tendering Holders by the Tender and Paying Agent, the Tender and Paying Agent shall pay, subject to receipt of the Purchase Price by the Tender and Paying Agent in the form of remarketing proceeds from the Transition Remarketing Agent, the Purchase Price for such MFP Shares to such tendering Holders. In accordance with and subject to the foregoing, the Tender and Paying Agent shall effect any such payment on the New Mode Commencement Date.

(e) Except as otherwise expressly provided for herein, the purchase and delivery of tendered MFP Shares in the form of global securities, the Transition Remarketing, and payments with respect to the foregoing, will be accomplished in accordance with the applicable procedures of the Securities Depository.

(f) The Transition Remarketing Agent shall not be obligated to purchase any MFP Shares that would otherwise remain unsold in the Transition Remarketing. The Transition Remarketing Agent in its sole discretion may, however, purchase for its own account MFP Shares in the Transition Remarketing. None of the Fund, the Tender and Paying Agent or the Transition Remarketing Agent shall be obligated in any case to provide funds to make payment to a Holder upon such Holder’s tender of its MFP Shares in the Transition Remarketing unless, in each case, such MFP Shares were acquired for the account of the Fund, the Tender and Paying Agent or the Transition Remarketing Agent.

(g) In the event that MFP Shares are issued in certificated form outside the book entry system of the Securities Depository and a Holder of MFP Shares fails to deliver such MFP Shares on or prior to the New Mode Commencement Date, the Holder of such MFP Shares shall not be entitled to any payment (including any accumulated but unpaid dividends thereon, whether or not earned or declared) other than the Purchase Price of such undelivered MFP Shares as of the New Mode Commencement Date. Any such undelivered MFP Shares will be deemed to be delivered to the Tender and Paying Agent, and the Tender and Paying Agent will place stop-transfer orders against the undelivered MFP Shares. Any moneys held by the Tender and Paying Agent for the purchase of undelivered MFP Shares will be held in a separate account by the Tender and Paying Agent, will not be invested, and will be held for the exclusive benefit of the Holder of such undelivered MFP Shares. The undelivered MFP Shares will be deemed to be no longer Outstanding (except as to entitlement to payment of the Purchase Price), and the Fund will issue to the purchaser replacement MFP Share certificates in lieu of such undelivered MFP Shares.

(h) The Transition Remarketing Agent may modify the settlement procedures set forth above with respect to the Transition Remarketing (other than timing requirements) with the written consent of the Fund, the Tender and Paying Agent and the Beneficial Owners. The Fund may modify or waive each of the timing requirements set forth above with the written consent of the Beneficial Owners, the Transition Remarketing Agent and the Tender and Paying Agent, in each case such consent to be required only to the extent such party is affected thereby.

(i) Upon the occurrence of a successful Transition Remarketing, the Fund will be deemed to have successfully established a new Mode, and the MFP Shares shall be subject to the terms established for the new Mode.

3.4 Failed Transition Period.

(a) If a Failed Adjustment Event occurs or a Failed Transition Event occurs where the Fund has initiated a proposed Transition pursuant to Section 3.5, the Failed Transition Period shall commence and continue in accordance with, and to the extent provided in, Section 3.4(b) below, and shall be deemed a continuation of the Variable Rate Mode. For each Dividend Reset Period or portion thereof during the Failed Transition Period, the Dividend Rate shall be the Failed Transition Period Dividend Rate. If a Failed Transition Event occurs, the new Mode designated by the relevant Mode Change Notice shall not be established. In such event, pursuant to Section 3.3(c), all tendered MFP Shares shall be returned to the relevant tendering Holders by the Tender and Paying Agent.

(b) During the Failed Transition Period, the Fund shall continue to use its reasonable best efforts to successfully establish a new Mode for the MFP Shares, in accordance with Section 3.1 and, in connection with each such attempt, may designate by a Mode Change Notice a new Mode with new or different terms in accordance with Section 3.2, until a Mode to succeed the Variable Rate Mode is established, or no MFP Shares remain Outstanding, or the Fund and the Required Beneficial Owners mutually agree to terminate the Failed Transition Period and revert to the Variable Rate Mode on the terms mutually agreed by the Fund and the Required Beneficial Owners. If a Failed Transition Event occurs in connection with the Transition Remarketing relating to such continued attempt to establish a new Mode to succeed the Variable Rate Mode, any such Failed Transition Event shall not alter the Failed Transition Period, the Failed Transition Redemption Date or the Failed Transition Period Dividend Rate applicable thereto. In the event that the Fund successfully establishes a new Mode to succeed the Variable Rate Mode, the Failed Transition Period shall terminate, and the MFP Shares shall be subject to the terms established for such new Mode.

3.5 Transition to New Mode at the Option of the Fund.

(a) For the purpose of effecting a transition to a new Mode with respect to all of the Outstanding MFP Shares, on any day after September 30, 2018, the Fund may, at its option, accelerate the expiration date of the Variable Rate Mode (a “Transition”) to any Wednesday that is a Business Day (the “Transition Date”) by delivering a Mode Change Notice in accordance with Section 3.2 above. The proposed transition to a new Mode to follow the termination of the Variable Rate Mode on the Transition Date shall otherwise be effected in accordance with, and governed by, this Article 3 of this Supplement.

(b) Notwithstanding the foregoing provisions of this Section 3.5, the Fund may, in its sole discretion and without a shareholder vote, modify the procedures set forth above with respect to notification of a Transition for the MFP Shares, provided that such modification does not materially and adversely affect the Holders of the MFP Shares or cause the Fund to violate any applicable law, rule or regulation; and provided further that no such modification shall in any way alter the rights or obligations of the Tender and Paying Agent without its prior written consent.

[Signature Page Begins on the Following Page]

IN WITNESS WHEREOF, Nuveen AMT-Free Quality Municipal Income Fund, having duly adopted this Supplement, has caused these presents to be signed as of March 27, 2018 in its name and on its behalf by its Chief Administrative Officer. The Declaration is on file with the Secretary of the Commonwealth of Massachusetts, and the said officer of the Fund has executed this Supplement as an officer and not individually, and the obligations of the Fund set forth in this Supplement are not binding upon such officer, or the trustees of the Fund or shareholders of the Fund, individually, but are binding only upon the assets and property of the Fund.

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

By:	/s/ Cedric H. Antosiewicz
Name: Cedric H. Antosiewicz
Title: Chief Administrative Officer

APPENDIX A

NUVEEN AMT-FREE QUALITY MUNICIPAL INCOME FUND

SERIES B

MUNIFUND PREFERRED SHARES

RATE ADJUSTMENT NOTICE

Date:

Deadline For Rate Adjustment Agreement Date

(Subject to Change by Agreement between the Fund and

the Required Beneficial Owners):

PROPOSING PARTY:

PROPOSED ADJUSTED RATE TERMS

(or such other rate terms as the Fund and

the Required Beneficial Owners may agree during

the Rate Adjustment Notice Period:

FIXED RATE

DIVIDEND RATE: %

FLOATING RATE

INDEX RATE:

INDEX MATURITY:

INDEX MULTIPLIER:

APPLICABLE SPREAD (PLUS OR MINUS):

SPREAD MULTIPLIER:

RATE DETERMINATION DATE(S):

DIVIDEND RESET DATE(S):

DIVIDEND RESET PERIOD(S):

MINIMUM DIVIDEND RATE: %

DAY COUNT CONVENTION:

[    ] 30/360

[    ] Actual/360

[    ] Actual/Actual

[    ] Other:

OTHER/ADDITIONAL PROVISIONS:

DIVIDEND PERIOD(S):

OTHER:

[PROPOSING PARTY]

By:
Name:
Title:

[            ] MFP Shares Beneficially Owned

[Majority Beneficial Owner is the Proposing Party]

2